Exhibit 10(j)

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24 AND 30	1. REQUISITION NUMBER	PAGE 1 OF 31
2. CONTRACT NO. W91QUZ-07-D-0018	3. AWARD EFFECTIVE DATE 31-Aug-2007	4. ORDER NUMBER	5. SOLICITATION NUMBER	6. SOLICITATION ISSUE DATE
7. FOR SOLICITATION INFORMATION CALL	a NAME	b. TELEPHONE NUMBER (No Collect Calls)	8. OFFER DUE DATE/LOCAL TIME
9. ISSUED BY	CODE	W91QUZ	10. THIS ACQUISITION IS	11. DELIVERY FOR FOB	12. DISCOUNT TERMS
ARMY CONTRACTING AGENCY-ITEC 4 2461 EISENHOWER AVE	☒	UNRESTRICTED	DESTINATION UNLESS	Net 30
☐	SET ASIDE: % FOR	BLOCK IS MARKED
ALEXANDRIA VA 22331-1700	☐	SMALL BUSINESS	☐	SEE SCHEDULE
☐	HUBZONE SMALL BUSINESS	☐	13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)
☐	8 (A)	13b. RATING
TEL:	NAICS: 334220	14. METHOD OF SOLICITATION

FAX:	SIZE STANDARD: 750	☐	RFO	☐	IFB	☐	RFP
15. DELIVERY TO	CODE	16. ADMINISTERED BY	CODE
SEE SCHEDULE	SEE ITEM 9
17a. CONTRACTOR/OFFEROR	CODE	04NA3	18a. PAYMENT WILL BE MADE BY	CODE	HQ0338

COMTECH MOBILE DATACOM CORP 20430 CENTURY BOULEVARD GERMANTOWN MD 20874	DFAS-CO/SOUTH ENTITLEMENT OPERATIONS P.O. BOX 182264 COLUMBUS OH 43218-2264
FACILITY CODE
TEL
☐	17b. CHECK IF REMITTANCE IS OFFERENT AND PUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a. UNLESS BLOCK BELOW IS CHECKED SEE ADDENDUM ☐

19. ITEM NO.	20. SCHEDULE SUPPLIES/ SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
SEE SCHEDULE
25. ACCOUNTING AND APPROPRIATION DATA	26. TOTAL AWARD AMOUNT (For Govt. Use Only)

See Schedule
☐	27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1 52.212-4, FAR 52.212-3. 52.212-5 ARE ATTACHED	ADDENDA	☐	ARE	☐	ARE NOT ATTACHED
☐	27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED.	ADDENDA	☐	ARE	☐	ARE NOT ATTACHED
28.	CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 0 COPIES	29.	AWARD OF CONTRACT: REFERENCE CMDC Proposals - see summary
☐	TO ISSUING OFFICE, CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.	☒	OFFER DATED . YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS: SEE SCHEDULE
30a.	SIGNATURE OF OFFEROR/CONTRACTOR	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)	31c. DATE SIGNED
8-31-07
30b.	NAME AND TITLE OF SIGNER	30c. DATE SIGNED	31b. NAME OF CONTRACTING OFFICER (TYPE OR PRINT)

(TYPE OR PRINT)	Sharyn M. Timms
Daniel S. Wood	8-31-07	TEL: 703-325-6172 EMAIL:
President
AUTHORIZED FOR LOCAL REPRODUCTION PREVIOUS EDITION IS NOT USABLE	STANDARD FORM 1449 (REV 4/2002) Prescribed by GSA FAR (48 CFR) 53.212

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS (CONTINUED)										PAGE 2 OF 31
19. ITEM NO.		20. SCHEDULE OF SUPPLIES/SERVICES		21. QUANTITY	22. UNIT			23. UNIT PRICE		24. AMOUNT
SEE SCHEDULE
32a. QUANTITY IN COLUMN 21 HAS BEEN
☐	RECEIVED	☐ INSPECTED ☐	ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED:				_________________________________________________
32b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE		32c. DATE		32d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE
32e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE				32f. TELEPHONE NUMBER OF AUTHORIZED GOVERNMENT REPRESENTATIVE
32g. E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE
33. SHIP NUMBER		34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR	36. PAYMENT						37. CHECK NUMBER
PARTIAL		FINAL		☐	COMPLETE	☐	PARTIAL	☐	FINAL
38. S/R ACCOUNT NUMBER		39. S/R VOUCHER NUMBER	40. PAID BY
41a.I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT			42a. RECEIVED BY (Print)
41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER		41c. DATE
42b. RECEIVED AT (Location)
			42c. DATE REC’D (YY/MM/DD)				42d. TOTAL CONTAINERS

AUTHORIZED FOR LOCAL REPRODUCTION PREVIOUS EDITION IS NOT USABLE	STANDARD FORM 1449 (REV 4/2002) BACK Prescribed by GSA FAR (48CFR) 53.212

W91QUZ-07-D-0018

Section SF 1449 - CONTINUATION SHEET

CONTRACT SUMMARY

PART I.a: CONTINUATION OF SF FORM 1449

PART	DESCRIPTION		FILE

PART I: SF 1449

SF1449	Solicitation/Contract/Order for Commercial Items Cover Sheet		1449.doc

I.a	Continuation of SF 1449		l a. doc

I.b	Schedule - Contract Line Item Number (CLIN) List		l b.xls

PART II: CLAUSES

II.a	FAR Clause 52.212-4 and Addenda, Contract Terms and Conditions — Commercial Items		2.a-b-c.doc

II.b	FAR Clause 52.212-5, Contract Terms and Conditions Required to Implement Statutes or Executive Orders — Commercial Items		2.a-b-c.doc

II.c

DFARS Clause 252.212-7001, Contract Terms and Conditions Required to Implement Statutes or Executive Orders Applicable to Defense Acquisitions of Commercial Items and DFARS Clause 252.227-7013, Rights in Technical Data – Non-Commercial Items

2.a-b-c.doc

PART III: ATTACHMENTS

III.a	MTS Statement of Work and Specification		3.a.doc
	Appendix I:	Applicable Documents
	Appendix II:	Definitions
	Appendix III:	Equipment Specification

III.b	DD Form 254, DoD Contract Security Classification Specification

III.c	Subcontracting Plan

III.d	Contractor Proposal

W91QUZ-07-D-0018

BLOCK 6, SOLICITATION ISSUE DATE: N/A

BLOCK 8, OFFEROR DUE DATE/LOCAL TIME: N/A

BLOCK 9: This is an indefinite-delivery/indefinite-quantity (ID/IQ) contract with centralized ordering. The ordering office is identified at Block 9 on the face of the SF 1449.

BLOCK 10, NAICS CODE 334220, SIZE STANDARD: 750

BLOCK 11: Delivery of the supplies shall be in accordance with FAR Clause 52.247-35, FOB Destination, Within Consignee’s Premises, and FAR Clause 52.247-48, FOB Destination – Evidence of Shipment.

BLOCK 13a and b: DPAS Rating is DOA3

BLOCK 15, DELIVERY REQUIREMENTS: Supplies/services shall be delivered within the timeframes set forth in the respective delivery orders. Orders shall be considered received on the date they are transmitted electronically via e-mail or fax.

BLOCK 16, ADMINISTERED BY:

DCMA Maryland           DODAAC: S2101A
ATTN: ETOP
217 East Redwood Street      Suite 1800
Baltimore, MD 21202

Secondary Delegation (for Inspection and Acceptance of supplies):

DCMA Huntsville           DODAAC: S0107A
Bldg 4505 Suite 301
Martin Road
Redstone Arsenal, AL 35898-0001

BLOCK 17b - REMITTANCE ADDRESS:
Comtech Mobile Datacom Corporation
20430 Century Blvd
Germantown, MD 20874

EFT ADDRESS:
Financial Institution:
ABA Routing Number:
Account Number:
Type of Account: Checking

BLOCK 18.a - PAYMENT SHALL BE MADE BY:

DFAS South Entitlement           DODAAC: HQ0338
P.O Box 182264
Columbus. OH 43218-2264

BLOCKS 19 THROUGH 24 - SCHEDULE OF SUPPLIES/SERVICES:

W91QUZ-07-D-0018

(a) This is an ID/IQ contract with firm-fixed price (FFP) contract line item numbers (CLINs). The purpose of the acquisition is to acquire commercially available equipment and services to provide a worldwide two-way data communication and Global Positioning Satellite (GPS) based geo-location capability between handheld units, mobile units mounted in vehicles, and computer based control stations which send and receive data as well as display other users’ GPS location.

(b) The Government guarantees to place as a minimum, orders with an aggregate total of at least $100,000. The aggregate total of delivery orders issued under this contract shall not exceed $605,097,000.00 i.e., the contract ceiling.

(c) The Contract Period of Performance is from 1 September 2007 through 12 July 2008, with two option years from 13 July 2008 through 12 July 2009; and from 12 July 2009 through 13 July 2010.

(d) The CLIN List is under the Schedule Section of this contract. The CLINs are divided into three series:

SERIES	DESCRIPTION

0xxx Series	Base Ordering Period CLINs
1xxx Series	First Option Period CLINs
2xxx Series	Second Option Period CLINs

(e) The following is a summary of the CLINs.

CLIN	DESCRIPTION
x00l	Mobile Unit V1
x002	Mobile Unit V1 Sub-Units
x003	Mobile Unit V1 Replaceable Items
x004	Mobile Unit V1, Commercial Manual
x005	Mobile Unit V1, MTS Manual and Training Materials
x006	Mobile Unit V2
x007	Mobile Unit V2 Sub-Unit
x008	Mobile Unit V2 Replaceable Items
x009	Reserved
x010	Mobile Unit V2, MTS Manual
x011	Control Station
x012	Control Station Sub-Units
x013	Control Station Replaceable Items
x014	Maintainer Manuals
x015	MTS Plus End User Manual/MUV2 and Control Station
x016	Monthly Project Status Report
x017	Quarterly Logistics and Maintenance Report
x018	Worldwide Web Site
x019	Technical Support Services
x020	Satellite Air Time
x021	Maintenance
x022	Other Direct Expenses
x023	A-Kits
x024	A-Kit Replaceable Items - Cables
x025	Reserved
x026	Program Management
x027	Camoflauge Covers
x028	Mobile Terminal Transceiver Satellite Modems
x029	Reserved
x030	Reserved
x031	A-Kit Replaceable Items - Cradle and RAM Ball Mount

W91QUZ-07-D-0018

x032	A-Kit Replaceable Items - Antenna Mounts
x033	A-Kit Replaceable Items — Power Supply
x034	A-Kit Replaceable Items — Bulkhead Connector
x035	A-Kit Replaceable Items — Ground Straps
x036	A-Kit Replaceable Items — Mounting Hardware
x037	A-Kit Replaceable Items — Cl Cables
x038	A-Kit Replaceable Items — C2 Cables
x039	A-Kit Replaceable Items — C3 Cables
x040	A-Kit Replaceable Items — C4 Cables
x041	A-Kit Replaceable Items — PLGR Box
x042	Reserved
x043	A-Kit Replaceable Items — Y Interconnect Cables

BLOCK 25 - ACCOUNTING AND APPROPRIATION DATA:

(a) The Accounting and Appropriation Data for this contract is as follows:

Appropriation Data	Previous Obligation	Increase/ Decrease	Current Obligation
2172035 000005T5TO1 51108309007 31EG	-0-	$100,000	$100,000
125TOL W91017H7227NMG 5COL 035052

(b) The aforementioned funds are obligated under CLIN 0001 to cover the minimum guaranteed quantity (as set forth in paragraph b of Blocks 19 through 24). The contractor is not authorized to submit an invoice for this amount at this time. These funds, or any portion of these funds, may either be used to fund a future delivery order(s), or shall be de-obligated once the minimum guaranteed quantity is ordered under the contract.

(c) Accounting and Appropriation Data for each delivery order shall be identified on the respective delivery order.

BLOCK 29 — Award of Contract — CMDC Proposal 0 and Appendices I, II and III dated July 31, 2007, as modified by Revised Proposal 1 and Appendices I, II, III, IV and V dated August 22, 2007, as modified by Revised Proposal 2 dated August 28, 2007 with Appendices I, II, III, IV, and V are accepted and hereby incorporated into the contract.

GOVERNMENT POINTS OF CONTACT FOR CONTRACTUAL ACTIONS:

Sharyn Timms	sharyn.timms@us.army.mil	(703) 325-6172

Bebe. housen	bebe.housen@us.army.mil	(703) 325-3310

END OF PART 1. A

W91QUZ-07-D-0018

In accordance with FAR 12.302, Tailoring of Provisions and Clauses for the Acquisition of Commercial Items, FAR Clause 52.212-4 is tailored as follows to reflect special contract terms and conditions that are unique for this contract. This tailored clause supersedes the version of FAR Clause 52.212- 4 that was incorporated by reference into the contract.

Part II.a
FAR CLAUSE 52.212-4 AND ADDENDA
CONTRACT TERMS AND CONDITIONS --COMMERCIAL ITEMS
(FEB 2007)

(a) Inspection/Acceptance. The Contractor shall only tender for acceptance those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. If repair/replacement or reperformance will not correct the defects or is not possible, the government may seek an equitable price reduction or adequate consideration for acceptance of nonconforming supplies or services. The Government must exercise its post-acceptance rights —

(1) Within a reasonable time after the defect was discovered or should have been discovered; and

(2) Before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.

(b) Assignment. The Contractor or its assignee may assign its rights to receive payment due as a result of performance of (his contract to a bank, trust company, or other financing institution, including any Federal lending agency in accordance with the Assignment of Claims Act (31 U.S.C.3727). However, when a third party makes payment (e.g., use of the Governmentwide commercial purchase card), the Contractor may not assign its rights to receive payment under this contract.

(c) Changes. Changes in the terms and conditions of this contract may be made only by written agreement of the parties.

(d) Disputes. This contract is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601 -613). Failure of the parties to this contract to reach agreement on any request for equitable adjustment, claim, appeal or action arising under or relating to this contract shall be a dispute to be resolved in accordance with the clause at FAR 52.233-1, Disputes, which is incorporated herein by reference. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any dispute arising under the contract.

(c) Definitions. The clause at FAR 52.202-1, Definitions, is incorporated herein by reference.

(f) Excusable delays. The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, selling forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence.

(g) Invoice.

(1) The Contractor shall submit an original invoice and three copies (or electronic invoice, if authorized) to the address designated in the contract to receive invoices. An invoice must include —

(i) Name and address of the Contractor;

(ii) invoice date and number;

(iii) Contract number, contract line item number and, if applicable, the order number;

(iv) Description, quantity, unit of measure, unit price and extended price of the items delivered;

(v) Shipping number and date of shipment, including the bill of lading number and weight of shipment if shipped on Government bill of lading;

(vi) Terms of any discount for prompt payment offered;

(vii) Name and address of official to whom payment is to be sent;

(viii) Name, title, and phone number of person to notify in event of defective invoice; and

(ix) Taxpayer Identification Number (TIN). The Contractor shall include its TIN on the invoice only if required elsewhere in this contract.

(x) Electronic funds transfer (EFT) banking information.

W91QUZ-07-D-0018

(A) The Contractor shall include EFT banking information on the invoice only if required elsewhere in this contract.

(B) If EFT banking information is not required to be on the invoice, in order for the invoice to be a proper invoice, the Contractor shall have submitted correct EFT banking information in accordance with the applicable solicitation provision, contract clause (e.g., 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration, or 52.232-34, Payment by Electronic Funds Transfer—Other Than Central Contractor Registration), or applicable agency procedures.

(C) EFT banking information is not required if the Government waived the requirement to pay by EFT.

(2) Invoices will be handled in accordance with the Prompt Payment Act (31 U.S.C. 3903) and Office of Management and Budget (OMB) prompt payment regulations at 5 CFR part 1315.

(h) Patent indemnity. The Contractor shall indemnify the Government and its officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the performance of this contract, provided the Contractor is reasonably notified of such claims and proceedings.

(i) Payment.

(1) Items accepted. Payment shall be made for items accepted by the Government that have been delivered to the delivery destinations set forth in this contract.

(2) Prompt Payment. The Government will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and prompt payment regulations at 5 CFR Part 1315.

(3) Electronic Funds Transfer (EFT). If the Government makes payment by EFT, sec 52.212-5(b) for the appropriate EFT clause.

(4) Discount. In connection with any discount offered for early payment, time shall be computed from the date of the invoice. For the purpose of computing the discount earned, payment shall be considered to have been made on the date which appears on the payment check or the specified payment date if an electronic funds transfer payment is made.

(5) Overpayments. If the Contractor becomes aware of a duplicate contract financing or invoice payment or that the Government has otherwise overpaid on a contract financing or invoice payment, the Contractor shall immediately notify the Contracting Officer and request instructions for disposition of the overpayment.

(j) Risk of loss. Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract shall remain with the Contractor until, and shall pass to the Government upon:

(1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin; or

(2) Delivery of the supplies to the Government at the destination specified in the contract, if transportation is f.o.b. destination.

(k) Taxes. The contract price includes ail applicable Federal, State, and local taxes and duties.

(l) Termination for the Government’s convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Contractor can demonstrate to the satisfaction of the Government using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor’s records. The Contractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided.

(m) Termination for cause. The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

(n) Title. Unless specified elsewhere in this contract, title to items furnished under this contract shall pass to the Government upon acceptance, regardless of when or where the Government takes physical possession.

(o) Warranty. The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.

W91QUZ-07-D-0018

(p) Limitation of liability. Except as otherwise provided by an express warranty, the Contractor will not be liable to the Government for consequential damages resulting from any defect or deficiencies in accepted items.

(q) Other compliances. The Contractor shall comply with all applicable Federal, State and local laws, executive orders, rules and regulations applicable to its performance under this contract.

(r) Compliance with laws unique to Government contracts. The Contractor agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 3701, et seq., Contract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986; 41 U.S.C. 265 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. 423 relating to procurement integrity.

(s) Order of precedence. Any inconsistencies in this solicitation or contract shall be resolved by giving precedence in the following order:

(1) The schedule of supplies/services.

(2) The Assignments, Disputes, Payments, Invoice, Other Compliances, and Compliance with Laws Unique to Government Contracts paragraphs of this clause.

(3) The clause at 52.212-5.

(4) Addenda to this solicitation or contract, including any license agreements for computer software.

(5) Solicitation provisions if this is a solicitation.

(6) Other paragraphs of this clause.

(7) The Standard Form 1449.

(8) Other documents, exhibits, and attachments.

(9) The specification.

(10) Contractor proposal.

(t) Central Contractor Registration (CCR).

(1) Unless exempted by an addendum to this contract, the Contractor is responsible during performance and through final payment of any contract for the accuracy and completeness of the data within the CCR database, and for any liability resulting from the Government’s reliance on inaccurate or incomplete data. To remain registered in the CCR database after the initial registration, the Contractor is required to review and update on an annual basis from the date of initial registration or subsequent updates its information in the CCR database to ensure it is current, accurate and complete. Updating information in the CCR does not alter the terms and conditions of this contract and is not a substitute for a properly executed contractual document.

(2)

(i) If a Contractor has legally changed its business name, “doing business as” name, or division name (whichever is shown on the contract), or has transferred the assets used in performing the contract, but has not completed the necessary requirements regarding novation and change-of-name agreements in Subpart 42.12, the Contractor shall provide the responsible Contracting Officer a minimum of one business day’s written notification of its intention to:

(A) Change the name in the CCR database;

(B) Comply with the requirements of Subpart 42.12 of the FAR;

(C) Agree in writing to the timeline and procedures specified by the responsible Contracting Officer. The Contractor must provide with the notification sufficient documentation to support the legally changed name.

(ii) If the Contractor fails to comply with the requirements of paragraph (t)(2)(i) of this clause, or fails to perform the agreement at paragraph (t)(2)(i)(C) of this clause, and, in the absence of a properly executed novation or change-of-name agreement, the CCR information that shows the Contractor to be other than the Contractor indicated in the contract will be considered to be incorrect information within the meaning of the “Suspension of Payment” paragraph of the electronic funds transfer (EFT) clause of this contract.

The Contractor shall not change the name or address for EFT payments or manual payments, as appropriate, in the CCR record to reflect an assignee for the purpose of assignment of claims (see FAR Subpart 32.8, Assignment of Claims). Assignees shall be separately registered in the CCR database. Information provided to the Contractor’s CCR record that indicates payments, including those made by EFT, to an ultimate recipient other than that Contractor will be considered to be incorrect information within the meaning of the “Suspension of payment” paragraph of the EFT clause of this contract.

Offerors and Contractors may obtain information on registration and annual confirmation requirements via the Internet at http://www.cer.gov or by calling 1 -888-227-2423, or 269-961-5757.

(u) Only New Equipment and Reconditioned Parts. Only new equipment shall be delivered under this contract. The Contracting Officer will not grant approval for used or reconditioned equipment. Components of such

W91QUZ-07-D-0018

equipment may be reconditioned provided such components are drawn from stockage which does not differentiate between new and reconditioned components.

(v) Alternative Sourcing.

          (1) An alternative source is another means of supply for a functionally equivalent item for an existing proposed item. Alternative sourcing is a post-award contract activity. Alternative sources will not be considered during the pre-award phase of the contract. It is a means of enabling contractors to overcome market conditions beyond their control.

(2) When an alternate source is proposed, the contractor shall complete the certification found at the end of this provision that the proposed alternate item is equal or better in functionality and performance than the existing proposed item. Acceptability of proposed alternative sources is at the sole discretion of the Contracting Officer and no delivery of items from an alternative source will be allowed without formal modification to the contract.

(3) Normally, the pricing for alternative-sourced items will be the same as the original proposed item for which an alternative source is proposed. However, a downward price adjustment may be required at the time of alternative sourcing if the pricing for the item is no longer comparative to concurrent “street pricing”. However, all sources for any one given CLIN/sub-CLIN will be priced the same in the resulting contract modification.

(4) Delivery orders may state a preferred source for an item. However, it will be at the discretion of the contractor which item will be shipped. Also, the contractor shall not mix sources for a given CLIN/sub-CLIN on the individual delivery orders.

(5) Prior to accepting an alternative-source proposal, the Government may require the Contractor to conduct a Government-witnessed demonstration to validate that the proposed product(s) are capable of performing in a manner equal to or better than the existing product.

ALTERNATIVE SOURCE CERTIFICATION

Except as expressly identified in writing as part of the alternative-source proposal, I,___________________, represent that the additional item offered as an alternative source for an existing item provided under the contract (each identified below) is equal to or better in functionality and performance than the existing item, and that it satisfies all of the requirements set forth in Part III.a of the contract

EXISTING ITEM		ALTERNATIVE SOURCE ITEM

Signature:

Date:

(w) Licenses.

(1) Software and software documentation delivered under this contract shall be subject to the terms of this clause and the governing commercial product license, to the extent the latter is consistent with Federal law and FAR 12.212. Notwithstanding the foregoing, the commercial product license shall apply only if a copy of the license is provided with the delivered product. In the event of conflict between this clause and the commercial software product license, this clause shall govern.

(2) All software shall be licensed and priced for use on a single computer or for use on any computer at a particular site. The Government shall pay the charge set forth in Part 1.b for each copy of the software which the Government acquires.

(3) The license shall be in the name of the U. S. Government.

(4) The license shall be perpetual (also referred to as a nonexclusive, paid-up, world-wide license).

(5) Software and software documentation shall be provided with license rights no less than rights provided with the software and the software documentation when sold to the public.

(6) The license shall apply to any software changes or new releases.

W91QUZ-07-D-0018

(x) Continued Performance.

(1) The requirements of this contract have been identified by the U. S. Government as being essential to the mission and operational readiness of the U. S. Army operating world-wide. Therefore, the contractor may be required to perform this contract during crisis situations, including war or a state of emergency, subject to the requirements and this provision.

(2) The contractor shall be responsible for performing all requirements of this contract notwithstanding a crisis situation including the existence of any state of war, whether declared or undeclared, or state of emergency, by the United States or the host nation, commencement of hostilities, internal strife, rioting, civil disturbances, or activities of any type which would endanger the welfare and security of U. S. Forces in the host nation. Failure by the contractor to perform may subject the contractor to a termination of this contract for cause. If a crisis situation is determined, an equitable adjustment will be negotiated.

(3) Crisis situations shall be determined by the overseas theater Commander-In-Chief or when Defense Readiness Condition (DEFCON) Three (3) is declared for that area.

(4) Contractor personnel and dependents may be integrated into Government contingency plans and afforded the same rights, privileges, protection, and priority as U. S. Government personnel. The Government may provide security, housing, and messing facilities for contractor personnel and dependents should conditions warrant.

(5) The contractor further agrees to assure that formal company policies and procedures effectively address the obligations in this clause, and that all employees associated with this contract are fully aware of those specified policies, procedures, and obligations.

(y) Clauses incorporated by Reference. In accordance with FAR 52.252-2, this contract incorporates the following FAR clauses by reference with the same force and effect as if they were given in full text;

          52.204-2, Security Requirements (AUG 1996)

          52.216-1 8, Ordering (OCT 1995): Paragraph (a)...Such orders may be issued from the date of award through 12 Jul 2010.

          52.216-19, Delivery-Order Limitations (OCT 1995): (a) Minimum order....less than $1,000,... (b) Maximum order.... (1)$50 million... (2)...$100 million...(3)... seven ...(d)...five...

          52.216-22, Indefinite Quantity (OCT 1995): (d)...90 days after expiration of the contract term.

          52.223-3, Hazardous Material Identification and Material Safety Data (JAN 1997)

          52.245-1, Government Property (JUNE 2007)

          52.245-9, Use and Charges (JUNE 2007)

          52.247-35, FOB Destination, Within Consignee’s Premises (APR 1984)

          52.247-48, FOB Destination... Evidence of Shipment (FEB 1999)

(z) Electronic Ordering. The Government anticipates the utilization of electronic ordering during the life of this contract. Therefore, the contractor should anticipate the use of a mutually agreeable system with the ability to send, receive and process delivery/task orders electronically. This will be established at no additional cost to the Government.

(aa) Travel Expenses. Travel and per diem shall be negotiated on a firm-fixed price basis for each Delivery Order, if required. Unless otherwise approved by the Government, contractor’s proposed prices for transportation, lodging, meals, and incidental expenses shall be considered to be reasonable and allowable only to the extent that they do not exceed on a daily basis the maximum per diem rates in effect at the time of travel as set forth in the, (i) Federal Travel Regulations for travel in the contiguous United States; (ii) Joint Travel Regulation, Volume 2, DoD Civilian Personnel, Appendix A, for travel in Alaska, Hawaii, and territories and possessions of the United States; and (iii) Standardized Regulations (Government Civilians, Foreign Areas), Section 925, “Maximum Travel Per Diem Allowances for Foreign Areas,”prescribed by the Department of State, for all other areas.

If transportation and per diem costs increase between the date of CMDC’s Delivery Order proposal and the Government’s issuance of a Delivery Order, CMDC may propose an equitable adjustment to the Delivery Order for actual additional costs incurred, under the Equitable Adjustment CLIN X022AE.

Contractor will provide backup cost documentation for all travel proposed, to include a breakdown of transportation and per diem costs.

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(ab) Incidental Materials. Incidental Materials shall only include those items/materials (e.g. cables, wiring harnesses, fabrication materials, etc.) necessary to complete the technical service ordered in accordance with the Part III.a, section 6.14, Technical Support Services. The price for the items/materials shall be negotiated on a firm-fixed price basis for each delivery order or task order, if required. The total price for incidental materials for each delivery order or task order shall not exceed

(ac) Installation Set-up. Installation Set-up expenses shall only include those items/services for the movement of MTS equipment on a Government Installation Site/Installation for the purpose of performing installation services ordered in accordance with the Part III.a, section 6.14, Technical Support Services. This effort will be required, on a case by case basis, in order to move MTS equipment from a Government Storage Facility located on the installation site to the location of the vehicles requiring MTS installation. The price for the items/services shall be negotiated on a firm-fixed price basis for each task order for installation services, if required. The combined total price for the incidental materials (paragraph ak above) and Installation Setup Expenses for each task order shall not exceed

(ad) Liaison Support Officer Facilities. The Movement Tracking System (MTS) Liaison Officer supports the Project Office (PO), MTS, by developing working relationships with the primary Comtech Mobile Datacom Corporation (CMDC) representatives, CASCOM representatives and Army field users. The Liaison Support Officer, a Government representative, will be located at the contractor’s facility. The contractor shall provide office space, office supplies, computer, postage, telephone, desk, and chair for use by the Liaison Support Officer. The Contracting Officer may, by written notice, discontinue the requirement for the Liaison Support Officer to be located at the contractor’s facility under this contract at no cost to the Government. In such case, the delivery order will be modified to reduce the order by the amount commensurate with the remaining months obligated.

(ae) INVITED CONTRACTOR OR TECHNICAL REPRESENTATIVE STATUS UNDER U.S. -        REPUBLIC OF KOREA (ROK)

Invited Contractor (IC) and Technical Representative (TR) status shall be governed by the U.S.-ROK Status of Forces Agreement (SOFA) as implemented by United States Forces Korea (USFK) Rag 700-19, which can be found under the “publications” tab on the US Forces Korea homepage http://www.usfk.mil

(a) Definitions. As used in this clause—

“U.S. - ROK Status of Forces Agreement” (SOFA) means the Mutual Defense Treaty between the Republic of Korea and the U.S. of America, Regarding Facilities and Areas and the Status of U.S. Armed Forces in the Republic of Korea, as amended

“Combatant Commander” means the commander of a unified or specified combatant command established in accordance with 10 U.S.C. 161. In Korea, the Combatant Commander is the Commander, United States Pacific Command.

“United States Forces Korea” (USFK) means the subordinate unified command through which US forces would be sent to the Combined Forces Command fighting components.

“Commander, United States Forces Korea” (COMUSK) means the commander of all U.S. forces present in Korea. In the Republic of Korea, COMUSK also serves as Commander, Combined Forces Command (CDR CFC) and Commander, United Nations Command (CDR UNC).

“USFK, Assistant Chief of Staff, Acquisition Management” (USFK/FKAQ) means the principal staff office to USFK for all acquisition matters and administrator of the U.S.-ROK SOFA as applied to US and Third Country contractors under the Invited Contractor (IC) and Technical Representative (TR) Program (USFK Reg 700-19).

“Responsible Officer (RO)” means a senior DOD employee (such as a military E5 and above or civilian GS-7 and above), appointed by the USFK Sponsoring Agency (SA), who is directly responsible for determining and administering appropriate logistics support for IC/TRs during contract performance in the ROK.

(b) IC or TR status under the SOFA is subject to the written approval of USFK, Assistant Chief of Staff, Acquisition Management (FKAQ), Unit #15237, APO AP 96205-5237.

(c) The contracting officer will coordinate with HQ USFK/FKAQ, IAW FAR 25.8, and USFK

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Reg 700-19. FKAQ will determine the appropriate contractor status under the SOFA and notify the contracting officer of that determination.

(d) Subject to the above determination, the contractor, including its employees and lawful dependents, may be accorded such privileges and exemptions under conditions and limitations as specified in the SOFA and USFK Reg 700-19. These privileges and exemptions may be furnished during the performance period of the contract, subject to their availability and continued SOFA status. Logistics support privileges are provided on an as-available basis to properly authorized individuals. Some logistics support may be issued as Government Furnished Property or transferred on a reimbursable basis.

(e) The contractor warrants and shall ensure that collectively, and individually, its officials and employees performing under this contract will not perform any contract, service, or other business activity in the ROK, except under U.S. Government contracts and that performance is IAW the SOFA.

(f) The contractor’s direct employment of any Korean-National labor for performance of this contract shall be governed by ROK labor law and USFK regulation(s) pertaining to the direct employment and personnel administration of Korean National personnel.

(g) The authorities of the ROK have the right to exercise jurisdiction over invited contractors and technical representatives, including contractor officials, employees and their dependents, for offenses committed in the ROK and punishable by the laws of the ROK. In recognition of the role of such persons in the defense of the ROK, they will be subject to the provisions of Article XXII, SOFA, related Agreed Minutes and Understandings. In those cases in which the authorities of the ROK decide not to exercise jurisdiction, they shall notify the U.S. military authorities as soon as possible. Upon such notification, the military authorities will have the right to exercise jurisdiction as is conferred by the laws of the U.S.

(h) Invited contractors and technical representatives agree to cooperate fully with the USFK Sponsoring Agency (SA) and Responsible Officer (RO) on all matters pertaining to logistics support and theater training requirements. Contractors will provide the assigned SA prompt and accurate reports of changes in employee status as required by USFK Reg 700-19.

(i) Theater Specific Training. Training Requirements for IC/TR personnel shall be conducted in accordance with USFK Reg 350-2 Theater Specific Required Training for all Arriving Personnel and Units Assigned to, Rotating to, or in Temporary Duty Status to USFK. IC/TR personnel shall comply with requirements of USFK Reg 350-2.

(j) Except for contractor air crews flying Air Mobility Command missions, all U.S. contractors performing work on USAF classified contracts will report to the nearest Security Forces Information Security Section for the geographical area where the contract is to be performed to receive information concerning local security requirements.

(k) Invited Contractor and Technical Representative status may be withdrawn by USFK/FKAQ upon:

(1) Completion or termination of the contract.

(2) Determination that the contractor or its employees are engaged in business activities in the ROK other than those pertaining to U.S. armed forces.

(3) Determination that the contractor or its employees are engaged in practices in contravention to Korean law or USFK regulations.

(l) It is agreed that the withdrawal of invited contractor or technical representative status, or the withdrawal of, or failure to provide any of the privileges associated therewith by the U.S. and USFK, shall not constitute grounds for excusable delay by the contractor in the performance of the contract and will not justify or excuse the contractor defaulting in the performance of this contract. Furthermore, it is agreed that withdrawal of SOFA status for reasons outlined in USFK Reg 700-19, Section II, paragraph 6 shall not serve as a basis for the contractor filing any claims against the U.S. or USFK. Under no circumstance shall the withdrawal of SOFA Status or privileges be considered or construed as a breach of contract by the U.S. Government.

(m) Support.

(1) Unless the terms and conditions of this contract place the responsibility with another party, the COMUSK will develop a security plan to provide protection, through military means, of

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Contractor personnel engaged in the theater of operations when sufficient or legitimate civilian authority does not exist.

(2)(i) All Contractor personnel engaged in the theater of operations are authorized resuscitative care, stabilization, hospitalization at level III military treatment facilities, and assistance with patient movement in emergencies where loss of life, limb, or eyesight could occur, Hospitalization will be limited to stabilization and short-term medical treatment with an emphasis on return to duty or placement in the patient movement system.

(ii) When the Government provides medical or emergency dental treatment or transportation of Contractor personnel to a selected civilian facility, the Contractor shall ensure that the Government is reimbursed for any costs associated with such treatment or transportation.

(iii) Medical or dental care beyond this standard is not authorized unless specified elsewhere in this contract.

(3) Unless specified elsewhere in this contract, the Contractor is responsible for all other support required for its personnel engaged in the theater of operations under this contract.

(n) Compliance with laws and regulations. The Contractor shall comply with, and shall ensure that its personnel supporting U.S Armed Forces in the Republic of Korea as specified in paragraph (b)(l) of this clause are familiar with and comply with, all applicable—

(1) United States, host country, and third country national laws;

(2) Treaties and international agreements;

(3) United States regulations, directives, instructions, policies, and procedures; and

(4) Orders, directives, and instructions issued by the COMUSK relating to force protection, security, health, safety, or relations and interaction with local nationals. Included in this list are force protection advisories, health advisories, area (i.e. “off-limits”), prostitution and human trafficking and curfew restrictions.

(o) Vehicle or equipment licenses. IAW USFK Regulation 190-1, Contractor personnel shall possess the required licenses to operate all vehicles or equipment necessary to perform the contract in the theater of operations. All contractor employees/dependents must have either a Korean driver’s license or a valid international driver’s license to legally drive on Korean roads, and must have a USFK driver’s license to legally drive on USFK installations. Contractor employees/dependents will first obtain a Korean driver’s license or a valid international driver’s license then obtain a USFK driver’s license.

(p) Evacuation.

(1) If the COMUSK orders a non-mandatory or mandatory evacuation of some or all personnel, the Government will provide assistance, to the extent available, to United States and third country national contractor personnel.

(2) Non-combatant Evacuation Operations (NEO).

(i) The contractor shall designate a representative to provide contractor personnel and dependents information to the servicing NEO warden as required by direction of the Responsible Officer.

(ii) if contract period of performance in the Republic of Korea is greater than six months, non emergency essential contractor personnel and all IC/TR dependents shall participate in at least one USFK sponsored NEO exercise per year.

(q) Next of kin notification and personnel recovery.

(1) The Contractor shall be responsible for notification of the employee-designated next of kin in the event an employee dies, requires evacuation due to an injury, or is missing, captured, or abducted.

(2) In the case of missing, captured, or abducted contractor personnel, the Government will assist in personnel recovery actions in accordance with DOD Directive 2310.2, Personnel Recovery.

(3) IC/TR personnel shall accomplish Personnel Recovery/Survival, Evasion, Resistance and Escape (PR/SERE) training in accordance with USFK Reg 525-40, Personnel Recovery Procedures and USFK Reg 350-2 Theater Specific Required Training for all Arriving Personnel and Units Assigned to, Rotating to, or in Temporary Duty Status to USFK.

(r) Mortuary affairs, Mortuary affairs for contractor personnel who die while providing support in the theater of operations to U.S. Armed Forces will be handled in accordance with DOD Directive 1300.22, Mortuary Affairs Policy and Army Regulation 638-2, Care and Disposition of

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Remains and Disposition of Personal Effects.

(s) USFK Responsible Officer (RO). The USFK appointed RO will ensure all IC/TR personnel complete all applicable training as outlined in this clause.

(End of Clause)

(af) CONTINUANCE OF PERFORMANCE DURING ANY STATE OF EMERGENCY IN THE REPUBLIC OF KOREA (ROK)

Invited Contractor (IC) and Technical Representative (TR) status shall be governed by the U.S.-ROK Status of Forces Agreement (SOFA) as implemented by United States Forces Korea (USFK) Reg 700-19, which can be found under the “publications” tab on the US Forces Korea homepage http://www.usfk.mil

(a) Definitions. As used in this clause—

“U.S. — ROK Status of Forces Agreement” (SOFA) means the Mutual Defense Treaty between the Republic of Korea and the U.S. of America, Regarding Facilities and Areas and the Status of U.S. Armed Forces in the Republic of Korea, as amended

“Combatant Commander” means the commander of a unified or specified combatant command established in accordance with 10 U.S.C. 161. In Korea, the Combatant Commander is the Commander, United States Pacific Command.

“United States Forces Korea” (USFK) means the subordinate unified command through which US forces would be sent to the Combined Forces Command fighting components.

COMUSK means the commander of all U.S. forces present in Korea. In the Republic of Korea, COMUSK also serves as Commander, Combined Forces Command (CDR CFC) and Commander, United Nations Command (CDR UNC).

“USFK, Assistant Chief of Staff, Acquisition Management” (USFK/FKAQ) means the principal staff office to USFK for all acquisition matters and administrator of the U.S.-ROK SOFA as applied to US and Third Country contractors under the Invited Contractor (IC) and Technical Representative (TR) Program (USFK Reg 700-19).

“Responsible Officer” (RO) means A senior DOD employee (such as a military E5 and above or civilian GS-7 and above), appointed by the USFK Sponsoring Agency (SA), who is directly responsible for determining and administering appropriate logistics support for IC/TRs during contract performance in the ROK.

“Theater of operations” means an area defined by the combatant commander for the conduct or support of specified operations.

“Uniform Code of Military Justice” means 10 U.S.C. Chapter 47

(b) General.

(1) This clause applies when contractor personnel deploy with or otherwise provide support in the theater of operations (specifically, the Korean Theater of Operations) to U.S. military forces deployed/located outside the United States in—

(i) Contingency operations;

(ii) Humanitarian or peacekeeping operations; or

(iii) Other military operations or exercises designated by the Combatant Commander.

(2) Contract performance in support of U.S. military forces may require work in dangerous or austere conditions. The Contractor accepts the risks associated with required contract performance in such operations. The contractor will require all its employees to acknowledge in? writing that they understand the danger, stress, physical hardships and field living conditions that are possible if the employee deploys in support of military operations.

(3) Contractor personnel are not combatants and shall not undertake any role that would jeopardize their status. Contractor personnel shall not use force or otherwise directly participate in acts likely to cause actual harm to enemy armed forces.

(c) Support.

(1) Unless the terms and conditions of this contract place the responsibility with another party, the COMUSK will develop a security plan to provide protection, through military means, of

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Contractor personnel engaged in the theater of operations when sufficient or legitimate civilian authority does not exist.

(2)(i) All Contractor personnel engaged in the theater of operations are authorized resuscitative care, stabilization, hospitalization at level III military treatment facilities, and assistance with patient movement in emergencies where loss of life, limb, or eyesight could occur.

Hospitalization will be limited to stabilization and short-term medical treatment with an emphasis on return to duty or placement in the patient movement system.

(ii) When the Government provides medical treatment or transportation of Contractor personnel to a selected civilian facility, the Contractor shall ensure that the Government is reimbursed for any costs associated with such treatment or transportation.

(iii) Medical or dental care beyond this standard is not authorized unless specified elsewhere in this contract.

(3) Unless specified elsewhere in this contract, the Contractor is responsible for all other support required for its personnel engaged in the theater of operations under this contract.

(d) Compliance with laws and regulations. The Contractor shall comply with, and shall ensure that its personnel supporting U.S Armed Forces in the Republic of Korea as specified in paragraph (b)(l) of this clause are familiar with and comply with, all applicable —

(1) United States, host country, and third country national laws;

(i) The Military Extraterritorial Jurisdiction Act may apply to contractor personnel if contractor personnel commit crimes outside the United States.

(ii) Under the War Crimes Act, United States citizens (including contractor personnel) who commit war crimes may be subject to federal criminal jurisdiction.

(iii) When Congress formally declares war, contractor personnel authorized to accompany the force may be subject to the Uniform Code of Military Justice.

(2) Treaties and international agreements;

(3) United States regulations, directives, instructions, policies, and procedures; and

(4) Orders, directives, and instructions issued by the COMUSK relating to force protection, security, health, safety, or relations and interaction with local nationals. Included in this list are force protection advisories, health advisories, area (i.e. “off-limits”), prostitution and human trafficking and curfew restrictions.

(e) Pre-deployment/departure requirements. The Contractor shall ensure that the following requirements are met prior to deploying/locating personnel in support of U.S. military forces in the Republic of Korea. Specific requirements for each category may be specified in the statement of work or elsewhere in the contract.

(1) All required security and background checks are complete and acceptable.

(2) All contractor personnel meet the minimum medical screening requirements and have received all required immunizations as specified in the contract. In the Republic of Korea, all contractor employees subject to this clause shall comply with the same DoD immunization requirements applicable to Emergency Essential DoD civilians—INCLUDING ANTHRAX IMMUNIZATION. The Government will provide, at no cost to the Contractor, any Korean theater-specific immunizations and/or medications not available to the general public.

(3) Contractor personnel have all necessary passports, visas, and other documents required to enter and exit a theater of operations and have a Geneva Conventions identification card from the deployment center or CONUS personnel office -if, applicable.

(4) Country and theater clearance is obtained for contractor personnel. Clearance requirements are in DOD Directive 4500.54, Official Temporary Duty Abroad, DOD 4500.54-G, DOD Foreign Clearance Guide, and USFK Reg 1-40, United States Forces Korea Travel Clearance Guide. Contractor personnel are considered non-DOD personnel traveling under DOD sponsorship.

(f) Processing and departure points. Deployed contractor personnel shall -

(1) Under contingency conditions or under other conditions as specified by the Contracting Officer, process through the deployment center designated in the contract, prior to deploying. The deployment center will conduct deployment processing to ensure visibility and accountability of contractor personnel and to ensure that all deployment requirements are met;

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(2) Use the point of departure and transportation mode directed by the Contracting Officer; and

(3) If processing through a deployment center, process through a Joint Reception Center (JRC) upon arrival at the deployed location. The JRC will validate personnel accountability, ensure that specific theater of operations entrance requirements are met, and brief contractor personnel on theater-specific policies and procedures.

(g) Personnel data list.

(1) The Contractor shall establish and maintain with the designated Government official a current list of all contractor personnel that deploy with or otherwise provide support in the theater of operations to U.S. military forces as specified in paragraph (b)(l) of this clause. The Synchronized Predeployment and Operational Tracker (SPOT) is the designated automated system to use for this effort. This accountability requirement is separate and distinct from the personnel accountability requirement listed in the U.S-ROK SOFA’s Invited Contractor/Technical Representative Program (as promulgated in USFK Regulation 700-19).

(2) The Contractor shall ensure that all employees on the list have a current DD Form 93, Record of Emergency Data Card, on file with both the Contractor and the designated Government official.

(h) Contractor personnel.

(1) The Contracting Officer may direct the Contractor, at its own expense, to remove and replace any contractor personnel who jeopardize or interfere with mission accomplishment or who fail to comply with or violate applicable requirements of this clause. Contractors shall replace designated personnel within 72 hours, or at the Contracting Officer’s direction. Such action may be taken at the Government’s discretion without prejudice to its rights under any other provision of this contract, including the Termination for Default clause.

(2) The Contractor shall have a plan on file showing how the Contractor would replace employees who are unavailable for deployment or who need to be replaced during deployment. The Contractor shall keep this plan current and shall provide a copy to the Contracting Officer and USFK Sponsoring Agency (see USFK Reg 700-19) upon request. The plan shall—

(i) Identify all personnel who are subject to U.S. or Republic of Korea military mobilization;

(ii) Identify any exemptions thereto;

(iii) Detail how the position would be filled if the individual were mobilized; and

(iv) Identify all personnel who occupy a position that the Contracting Officer has designated as mission essential.

(i) Military clothing and protective equipment.

(1) Contractor personnel supporting a force deployed outside the United States as specified in paragraph (b)(l) of this clause are prohibited from wearing military clothing unless specifically authorized in writing by the COMUSK. If authorized to wear military clothing, contractor personnel must wear distinctive patches, arm bands, nametags, or headgear, in order to be distinguishable from military personnel, consistent with force protection measures and the Geneva Conventions.

(2) Contractor personnel may wear military-unique organizational clothing and individual equipment (OCIE) required for safety and security, such as ballistic, nuclear, biological, or chemical protective clothing.

(3) The deployment center, the Combatant Commander, or the Sponsoring Agency shall issue OCIE and shall provide training, if necessary, to ensure the safety and security of contractor personnel.

(4) The Contractor shall ensure that all issued OCIE is returned to the point of issue, unless otherwise directed by the Contracting Officer.

(j) Weapons.

(1) If the Contractor requests that its personnel performing in the theater of operations be authorized to carry weapons, the request shall be made through the Contracting Officer to the COMUSK. The COMUSK will determine whether to authorize in-theater contractor personnel to carry weapons and what weapons will be allowed.

(2) The Contractor shall ensure that its personnel who are authorized to carry weapons —

(i) Are adequately trained;

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(ii) Are not barred from possession of a firearm by 18 U.S.C. 922; and

(iii) Adhere to all guidance and orders issued by the COMUSK regarding possession, use, safety, and accountability of weapons and ammunition.

(iv) The use of deadly force by persons subject to this clause shall be made only in self-defense, except:

(v) Persons subject to this clause who primarily provide private security are authorized to use deadly force only as defined in the terms and conditions of this contract in accordance with USFK regulations and policies (especially, USFK Regulation 190-50).

(vi) Liability for the use of any weapon by persons subject to this clause is solely the responsibility of the individual person and the contractor.

(3) Upon redeployment or revocation by the COMUSK of the Contractor’s authorization to issue firearms, the Contractor shall ensure that all Government-issued weapons and unexpended ammunition are returned as directed by the Contracting Officer.

(k) Evacuation.

(1) In the event of a non-mandatory evacuation order, unless authorized in writing by the Contracting Officer, the Contractor shall maintain personnel on location sufficient to meet obligations under this contract.

(l) Theater Specific Training. Training Requirements for IC/TR personnel shall be conducted in accordance with USFK Reg 350-2 Theater Specific Required Training for all Arriving Personnel and Units Assigned to, Rotating to, or in Temporary Duty Status to USFK.

(m) USFK Responsible Officer (RO). The USFK appointed RO will ensure all IC/TR personnel complete all applicable training as outlined in this clause.

(n) Changes. In addition to the changes otherwise authorized by the Changes clause of this contract, the Contracting Officer may, at any time, by written order identified as a change order, make changes in Government-furnished facilities, equipment, material, services, or site. Any change order issued in accordance with this paragraph shall be subject to the provisions of the Changes clause of this contract.

(o) Subcontracts. The Contractor shall incorporate the substance of this clause, including this paragraph, in all subcontracts that require subcontractor personnel to be available to deploy with or otherwise provide support in the theater of operations to U.S. military forces deployed/stationed outside the United States in —

(1) Contingency operations;

(2) Humanitarian or peacekeeping operations; or

(3) Other military operations or exercises designated by the Combatant Commander.

(p) The Contracting Officer will discern any additional GFE, GFP or logistical support necessary to facilitate the performance of the enhanced requirement or necessary for the protection of contractor personnel. These items will be furnished to the Contractor at the sole discretion of the Contracting Officer and may be provided only on a reimbursable basis.

(End of clause)

(ag) 52.217-9 — Option to Extend the Term of the Contract (Mar 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within 5 days prior to the expiration of the current contract period of performance; provided, that the Government gives the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 2 years, 316 days. (End of clause)

END OF PART II.A

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Part II.b
FAR CLAUSE 52.212-5
CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE
ORDERS — COMMERCIAL ITEMS
(MAR 2007)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1) 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

(2) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Pub. L. 108-77, 108-78).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the contracting officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

X (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sep 2006), with Alternate I (Oct 1995)(41 U.S.C. 253g and 10 U.S.C. 2402).

__ (2) 52.219-3, Notice of Total HUBZone Set-Aside (Jan 1999)(15 U.S.C. 657a).

X (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Jul 2005) (if the offeror elects to waive the preference, it shall so indicate in its offer)(15 U.S.C. 657a).

__ (4) [Reserved]

__ (5) (i) 52.219-6, Notice of Total Small Business Aside (June 2003) (15 U.S.C. 644).

__ (ii) Alternate I (Oct 1995) of 52.219-6.

__ (iii) Alternate II (Mar 2004) of 52.219-6.

__ (6) (i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003)(15 U.S.C. 644).

__ (ii) Alternate I (Oct 1995) of 52.219-7.

__ (iii) Alternate II (Mar 2004) of 52.219-7.

X  (7) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)).

X  (8) (i) 52.219-9, Small Business Subcontracting Plan (Sep 2006)(15 U.S.C. 637 (d)(4)).

__(ii) Alternate I (Oct 2001) of 52.219-9.

__ (iii) Alternate II (Oct 2001) of 52.219-9.

__ (9) 52.219-14, Limitations on Subcontracting (Dec 1996)(15 U.S.C. 637(a)(14)).

X (10) 52.219-16, Liquidated Damages — Subcontracting Plan (Jan 1999)(15 U.S.C. 637(d)(4)(F)(i)).

__ (11) (i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (Sep 2005)(10 U.S.C. 2323)(if the offeror elects to waive the adjustment, it shall so indicate in its offer).

__ (ii) Alternate I (June 2003) of 52.219-23.

__ (12) 52.219-25, Small Disadvantaged Business Participation Program — Disadvantaged Status and Reporting (Oct l999)(Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

__ (13) 52.219-26, Small Disadvantaged Business Participation Program — Incentive Subcontracting (Oct 2000)(Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

__ (14) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set-Aside (May 2004).

X  (15) 52.222-3, Convict Labor (June 2003)(E.O. 11755).

__ (16) 52.222-19, Child Labor — Cooperation with Authorities and Remedies (Jan 2006) (E.O. 13126).

X (17) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).

X (18) 52.222-26, Equal Opportunity (Mar 2007)(E.O. 11246).

X (19) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sep 2006)(38 U.S.C. 4212).

X (20) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998)(29 U.S.C. 793).

X (21) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sep 2006)(38 U.S.C. 4212).

__ (22) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).

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__ (23) (i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (Aug 2000)(42 U.S.C. 6962(c)(3)(A)(ii)).

__ (ii) Alternate I (Aug 2000) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)).

__ (24) 52.225-1, Buy American Act — Supplies (June 2003)(41 U.S.C. 10a-l0d).

__ (25) (i) 52.225-3, Buy American Act –Free Trade Agreements – Israeli Trade Act (Nov 2006) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L. 108-77, 108-78, 108-286, and 109-169).

__ (ii) Alternate I (Jan 2004) of 52.225-3.

__ (iii) Alternate II (Jan 2004) of 52.225-3.

__ (26) 52.225-5, Trade Agreements (Nov 2006) (19 U.S.C. 2501, et sec., 19 U.S.C. 3301 note).

__ (27) 52.225-13, Restrictions on Certain Foreign Purchases (Feb 2006) (E.o.s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

__ (28) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (42 U.S.C. 5150).

__ (29) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (42 U.S.C. 5150).

__ (30) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002)(41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

__ (31) 52.232.30, Installment Payments for Commercial Items (Oct 1995)(41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

X (32) 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration (Oct. 2003)(31 U.S.C. 3332).

__ (33) 52.232-34, Payment by Electronic Funds Transfer—Other Than Central Contractor Registration (May 1999)(31 U.S.C. 3332).

__ (34) 52.232-36, Payment by Third Party (May 1999)(31 U.S.C. 3332).

__ (35) 52.239-1, Privacy or Security Safeguards (Aug 1996)(5 U.S.C. 552a).

__ (36) (i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006)(46 U.S.C. Appx 1241 (b) and 10 U.S.C. 2631).

__ (ii) Alternate I (Apr 2003) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or executive orders applicable to acquisitions of commercial items:

__ (1) 52.222-41, Service Contract Act of 1965, as Amended (Jul 2005)(41 U.S.C. 351, et seq.).

__ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 1989)(29 U.S.C. 206 and 41 U.S.C. 351, et.seq.).

__ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act — Price Adjustment (Multiple Year and Option Contracts) (Nov 2006)(29 U.S.C.206 and 41 U.S.C. 351, et seq.).

__ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act — Price Adjustment (Feb 2002)(29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records — Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e) (I) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c) and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in paragraphs (i) through (vii) of this

W91QUZ-07-D-0018

paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i) 52.219-8, Utilization of Small Business Concerns (May 2004)(15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $550,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii) 52.222-26, Equal Opportunity (Mar 2007)(E.O. 11246).

(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sep 2006)(38 U.S.C. 4212).

(iv) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998)(29 U.S.C. 793).

(v) 52.222-39, Notification of Employee rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).

(vi) 52.222-41, Service Contract Act of 1965, as Amended (Jul 2005), flow down required for all subcontracts subject to the Service Contract Act of 1965 (41 U.S.C. 351, et seq.)

(vii) 52.247-64, Preference for Privately-Owned U.S. Flag Commercial Vessels (Feb 2006)(46 U.S.C. Appx 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64,

(2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of Clause)

(End of Part II.b)

W91QUZ-07-D-0018

Part II.c

DFARS CLAUSE 252.212-7001
CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE
ORDERS APPLICABLE TO DEFENSE ACQUISITIONS OF COMMERCIAL ITEMS
(APR 2007)

          (a) The Contractor agrees to comply with the following Federal Acquisition Regulation (FAR) clause which, if checked, is included in this contract by reference to implement a provision of law applicable to acquisitions of commercial items or components.

                    X 52.203-3, Gratuities (APR 1984) (10 U.S.C. 2207).

          (b) The Contractor agrees to comply with any clause that is checked on the following list of Defense FAR Supplement clauses which, if checked, is included in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items or components.

                    (1) __252.205-7000, Provision of Information to Cooperative Agreement Holders (DEC 1991) (10 U.S.C. 2416).

                    (2) X 252.219-7003, Small Business Subcontracting Plan (DoD Contracts) (APR 2007) (15 U.S.C. 637).

                    (3) __ 252.219-7004, Small Business Subcontracting Plan (Test Program) (APR 2007) (15 U.S.C. 637 note).

                    (4) X 252.225-7001, Buy American Act and Balance of Payments Program (JUN 2005) (41 U.S.C. l0a-10d, E.O. 10582).

                    (5) __ 252.225-7012, Preference for Certain Domestic Commodities (JAN 2007) (10 U.S.C. 2533a).

                    (6) __ 252.225-7014, Preference for Domestic Specialty Metals (JUN 2005) (10 U.S.C. 2533a).

                    (7) __  252.225-7015, Restriction on Acquisition of Hand or Measuring Tools (JUN 2005) (10 U.S.C. 2533a).

                    (8) __ 252.225-7016, Restriction on Acquisition of Ball and Roller Bearings (MAR 2006) (Section 8065 of Public Law 107-117 and the same restriction in subsequent DoD appropriations acts).

                    (9) __ 252.225-7021, Trade Agreements (MAR 2007) (19 U.S.C. 2501 -2518 and 19 U.S.C. 3301 note).

                    (10) __ 252.225-7027, Restriction on Contingent Fees for Foreign Military Sales (APR 2003) (22 U.S.C. 2779).

                    (11) __  252.225-7028, Exclusionary Policies and Practices of Foreign Governments (APR 2003) (22 U.S.C. 2755).

                    (12)(i) __  252.225-7036, Buy American Act — Free Trade Agreements — Balance of Payments Program (MAR 2007) (41 U.S.C. l0a-l0d and 19 U.S.C. 3301 note).

                              (ii) __  Alternate I (OCT 2006) of 252.225-7036.

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                    (13) __ 252.225-7038, Restriction on Acquisition of Air Circuit Breakers (JUN 2005) (10 U.S.C. 2534(a)(3)).

                    (14) __ 252.226-7001, Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns (SEP 2004) (Section 8021 of Public Law 107-248 and similar sections in subsequent DoD appropriations acts).

                    (15) X 252.227-7015, Technical Data—Commercial Items (NOV 1995) (10 U.S.C. 2320).

                    (16) X 252.227-7037, Validation of Restrictive Markings on Technical Data (SEP 1999) (10 U.S.C. 2321).

                    (17) X  252.232-7003, Electronic Submission of Payment Requests (MAR 2007) (10 U.S.C. 2227).

                    (18) __  252.237-7019, Training for Contractor Personnel Interacting with Detainees (SEP 2006) (Section 1092 of Public Law 108-375).

                    (19) X  252.243-7002, Requests for Equitable Adjustment (MAR 1998) (10 U.S.C. 2410).

                    (20)(i) __ 252.247-7023, Transportation of Supplies by Sea (MAY 2002) (10 U.S.C. 2631).

                              (ii) __  Alternate I (MAR 2000) of 252.247-7023.

                              (iii) __  Alternate II (MAR 2000) of 252.247-7023.

                              (iv) __  Alternate III (MAY 2002) of 252.247-7023.

                    (21) X 252.247-7024, Notification of Transportation of Supplies by Sea (MAR 2000) (10 U.S.C. 2631).

          (c) In addition to the clauses listed in paragraph (e) of the Contract Terms and Conditions Required to Implement Statutes or Executive Orders—Commercial Items clause of this contract (FAR 52.212-5), the Contractor shall include the terms of the following clauses, if applicable, in subcontracts for commercial items or commercial components, awarded at any tier under this contract:

                    (1) 252.225-7014, Preference for Domestic Specialty Metals, Alternate I (APR 2003) (10 U.S.C. 2533a).

                    (2) 252.237-7019, Training for Contractor Personnel Interacting with Detainees (SEP 2006) (Section 1092 of Public Law 108-375).

                    (3) 252.247-7023, Transportation of Supplies by Sea (MAY 2002) (10 U.S.C. 2631).

                    (4) 252.247-7024, Notification of Transportation of Supplies by Sea (MAR 2000) (10 U.S.C. 2631).

.(End of clause)

DFARS CLAUSE 252.212-7001 ADDENDA

In accordance with FAR 12.302, the following clauses are included in this contract.

(e) 252.201-7000 CONTRACTING OFFICER’S REPRESENTATIVE (DEC 1991)

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(a) Definition. “Contracting officer’s representative” means an individual designated in accordance with subsection 201.602-2 of the Defense Federal Acquisition Regulation Supplement and authorized in writing by the contracting officer to perform specific technical or administrative functions.

(b) If the Contracting Officer designates a contracting officer’s representative (COR), the Contractor will receive a copy of the written designation. It will specify the extent of the COR’s authority to act on behalf of the contracting officer. The COR is not authorized to make any commitments or changes that will affect price, quality, quantity, delivery, or any other term or condition of the contract.

(End of clause)

d) 252.211-7003 ITEM IDENTIFICATION AND VALUATION (JUN 2005)

(a) Definitions. As used in this clause___

“Automatic identification device” means a device, such as a reader or interrogator, used to retrieve data encoded on machine-readable media.

“Concatenated unique item identifier” means___

(1) For items that are serialized within the enterprise identifier, the linking together of the unique identifier data elements in order of the issuing agency code, enterprise identifier, and unique serial number within the enterprise identifier; or

(2) For items that are serialized within the original part, lot, or batch number, the linking together of the unique identifier data elements in order of the issuing agency code; enterprise identifier; original part, lot, or batch number; and serial number within the original part, lot, or batch number.

“Data qualifier” means a specified character (or string of characters) that immediately precedes a data field that defines the general category or intended use of the data that follows.

“DoD recognized unique identification equivalent” means a unique identification method that is in commercial use and has been recognized by DoD. All DoD recognized unique identification equivalents are listed at http://www.acq.osd.mil/dpap/UID/equivalents.html.

“DoD unique item identification” means a system of marking items delivered to DoD with unique item identifiers that have machine-readable data elements to distinguish an item from all other like and unlike items. For items that are serialized within the enterprise identifier, the unique item identifier shall include the data elements of the enterprise identifier and a unique serial number. For items that are serialized within the part, lot, or batch number within the enterprise identifier, the unique item identifier shall include the data elements of the enterprise identifier; the original part, lot, or batch number; and the serial number.

“Enterprise” means the entity (e.g., a manufacturer or vendor) responsible for assigning unique item identifiers to items.

“Enterprise identifier” means a code that is uniquely assigned to an enterprise by an issuing agency.

“Government’s unit acquisition cost” means

(1) For fixed-price type line, subline, or exhibit line items, the unit price identified in the contract at the time of delivery;

(2) For cost-type or undefinilized line, subline, or exhibit line items, the Contractor’s estimated fully burdened unit cost to the Government at the time of delivery; and

(3) For items produced under a time-and-materials contract, the Contractor’s estimated fully burdened unit cost to the Government at the time of delivery.

“Issuing agency” means an organization responsible for assigning a non-repeatable identifier to an enterprise (i.e., Dun & Bradstreet’s Data Universal Numbering System (DUNS) Number, Uniform Code Council (UCC) /EAN International (EAN) Company Prefix, or Defense Logistics Information System (DLIS) Commercial and Government Entity (CAGE) Code).

“Issuing agency code” means a code that designates the registration (or controlling) authority for the enterprise identifier.

“Item” means a single hardware article or a single unit formed by a grouping of subassemblies, components, or constituent parts.

“Lot or batch number” means an identifying number assigned by the enterprise to a designated group of items, usually referred to as either a lot or a batch, all of which were manufactured under identical conditions.

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“Machine-readable” means an automatic identification technology media, such as bar codes, contact memory buttons, radio frequency identification, or optical memory cards.

“Original part number” means a combination of numbers or letters assigned by the enterprise at item creation to a class of items with the same form, fit, function, and interface.

“Parent item” means the item assembly, intermediate component, or subassembly that has an embedded item with a unique item identifier or DoD recognized unique identification equivalent.

“Serial number within the enterprise identifier” means a combination of numbers, letters, or symbols assigned by the enterprise to an item that provides for the differentiation of that item from any other like and unlike item and is never used again within the enterprise.

“Serial number within the part, lot, or batch number” means a combination of numbers or letters assigned by the enterprise to an item that provides for the differentiation of that item from any other like item within a part, lot, or batch number assignment.

“Serialization within the enterprise identifier” means each item produced is assigned a serial number that is unique among all the tangible items produced by the enterprise and is never used again. The enterprise is responsible for ensuring unique serialization within the enterprise identifier.

“Serialization within the part, lot, or batch number” means each item of a particular part, lot, or batch number is assigned a unique serial number within that part, lot, or batch number assignment. The enterprise is responsible for ensuring unique serialization within the part, lot, or batch number within the enterprise identifier.

“Unique item identifier” means a set of data elements marked on items that is globally unique and unambiguous.

“Unique item identifier type” means a designator to indicate which method of uniquely identifying a part has been used. The current list of accepted unique item identifier types is maintained at http://www.acq.osd.mil/dpap/UID/uid types.html.

(b) The Contractor shall deliver all items under a contract line, subline, or exhibit line item.

(c) DoD unique item identification or DoD recognized unique identification equivalents.

(1) The Contractor shall provide DoD unique item identification, or a DoD recognized unique identification equivalent, for

(i) All delivered items for which the Government’s unit acquisition cost is

(ii) The following items for which the Government’s unit acquisition cost is less than Contract Line, Subline, or Exhibit Line item Number Item Description:

CLIN	DESCRIPTION	IUID ASSIGMENT

X006AFMTS Plus Mobile Unit V2 w/GB-GRAM		Parent
and RFID installed w/keyboard
X007AG	Ruggedized Laptop Computer w/Mapping and messaging software and Warranty	Child
X028AA	MT 2011-E	Child
X028AEMT 2012-RS		Child
X011 AB	MTS Plus Control Station w/RFID and GB-GRAM	Parent
X012AB	Control Station Laptop Computer w/Mapping and Messaging Software	Child
X012AG	Edgeport Port Expander	Child
X012AD	Printer (HP 460CB) w/one (1) battery, one (1) black print cartridge, one (1) tri-color cartridge and one (1) power adapter	Child
X028AA	MT 2011-E	Child
X028AEMT-2012-RS		Child

          (iii) Subassemblies, components, and parts embedded within delivered items as specified above.

(2) The concatenated unique item identifier and the component data elements of the DoD unique item identification or DoD recognized unique identification equivalent shall not change over the life of the item.

(3) Data syntax and semanties of DoD unique item identification and DoD recognized unique identification equivalents. The Contractor shall ensure that

(i) The encoded data elements (except issuing agency code) of the unique item identifier are marked on the item using one of the following three types of data qualifiers, as determined by the Contractor:

W91QUZ-07-D-0018

(A) Data Identifiers (DIs) (Format 06) in accordance with ISO/IEC International Standard 15418, Information Technology – EAN/UCC Application Identifiers and ANSI MH 10 Data Identifiers and ANSI MH 10 Data Identifiers and Maintenance.

(B) Application Identifiers (AIs) (Format 05), in accordance with ISO/IEC International Standard 15418, Information Technology – EAN/UCC Application Identifiers and ANSI MM 10 Data Identifiers and ANSI MH 10 Data Identifiers and Maintenance.

(C) Text Element Identifiers (TEIs), in accordance with the DoD collaborative solution “DD” format for use until the solution is approved by ISO/IEC JTCI SC 31. The “DD” format is described in Appendix D of the DoD Guide to Uniquely Identifying Items, available at http://www.acq.osd.mil/dpap/UID/guides.htm; and

(ii) The encoded data elements of the unique item identifier conform to ISO/IEC International Standard 15434, Information Technology – Syntax for High Capacity Automatic Data Capture Media.

(4) DoD unique item identification and DoD recognized unique identification equivalents.

(i) The Contractor shall—

(A) Determine whether to serialize within the enterprise identifier or serialize within the part, lot, or batch number; and

(B) Place the data elements of the unique item identifier (enterprise identifier; serial number; and for serialization within the part, lot, or batch number only; original part, lot, or batch number) on items requiring marking by paragraph (c)(1) of this clause, based on the criteria provided in the version of MIL-STD-I30, Identification Marking of U.S. Military Property, cited in the contract Schedule.

(ii) The issuing agency code—

(A) Shall not be placed on the item; and

(B) Shall be derived from the data qualifier for the enterprise identifier.

(d) For each item that requires unique item identification under paragraph (c)(l)(i) or (ii) of this clause, in addition to the information provided as part of the Material Inspection and Receiving Report specified elsewhere in this contract, the Contractor shall report at the time of delivery, either as part of, or associated with, the Material Inspection and Receiving Report, the following information.

(1) Concatenated unique item identifier; or DoD recognized unique identification equivalent.

(2) Unique item identifier type.

(3) Issuing agency code (if concatenated unique item identifier is used).

(4) Enterprise identifier (if concatenated unique item identifier is used).

(5) Original part number.

(6) Lot or batch number.

(7) Current part number (if not the same as the original part number).

(8) Current part number effective date.

(9) Serial number.

(10) Government’s unit acquisition cost.

(e) For embedded DoD serially managed subassemblies, components, and parts that require unique item identification under paragraph (c)(1) (iii) of this clause, the Contractor shall report at the time of delivery, either as part of, or associated with the Material Inspection and Receiving Report specified elsewhere in this contract, the following information:

(1) Concatenated unique item identifier or DoD recognized unique identification equivalent of the parent item delivered under a contract line, subline, or exhibit line item that contains the embedded subassembly, component, or part.

(2) Concatenated unique item identifier or DoD recognized unique identification equivalent of the embedded subassembly, component, or part.

(3) Unique item identifier type.**

(4) Issuing agency code (if concatenated unique item identifier is used).**

(5) Enterprise identifier (if concatenated unique item identifier is used).**

(6) Original part number.**

(7) Lot or batch number.**

(8) Current part number (if not the same as the original part number.**

(9) Current part number effective date.**

(10) Serial number.**

(11) Unit of measure.

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(12) Description.

** Once per item.

(f) The Contractor shall submit the information required by paragraphs (d) and (e) of this clause in accordance with the data submission procedures at http://www.acq.osd.mil/dpap/UID/DataSubmission.htm.

(g) Subcontracts. If paragraph (c)(l) of this clause applies, the Contractor shall include this clause, including this paragraph (g), in all subcontracts issued under this contract.

(End of Clause)

e) Army Electronic Invoicing Instructions (Feb 2006)

Contractor shall submit payment request using the following method(s) as mutually agreed to by the Contractor, the Contracting Officer, the contract administration office, and the payment office.

Wide Area Workflow (WAWF) (see instructions below)

Web Invoicing System (WInS) (https://ecweb.dfas.mil)

American National Standards Institute (ANSI) X.12 electronic data interchange (EDI) formats
(http://www.X12.org and http://www.dfas.mil/ecedi)

Other (please specify)____________________________

DFAS POC and Phone: 800-447-1150 FAX: 866-473-5429

WAWF is the preferred method to electronically process vendor request for payment. This application allows DOD vendors to submit and track Invoices and Receipt/Acceptance documents electronically. Contractors electing to use WAWF shall (i) register to use WAWF at https://wawf.cb.mil and (ii) ensure an electronic business point of contact (POC) is designated in the Central Contractor Registration site at http://www.ccr.gov within ten (10) calendar days after award of this contract/order.

WAWF Instructions

Questions concerning payments should be directed to the Defense Finance and Accounting Service (DFAS) [Contracting Office fill in DFAS location here as indicated on your purchase order/contract] at [Contracting Office fill in DFAS vendor pay phone number here] or faxed to [Contracting Office fill in DFAS vendor pay fax phone number here]. Please have your purchase order/contract number ready when calling about payments.

You can easily access payment and receipt information using the DFAS web site at http://www.dfas.mil/money/vendor. Your purchase order/contract number or invoice number will be required to inquire about the status of your payment.

The following codes and information will be required to assure successful flow of WAWF documents.

TYPE OF DOCUMENT          [Check the appropriate block]

___ Commercial Item Financing

___ Construction Invoice (Contractor Only)

___ Invoice (Contractor Only)

_X_ Invoice and Receiving Report (COMBO)

___ Invoice as 2-in-l (Services Only)

W91QUZ-07-D-0018

___ Performance Based Payment (Government Only)

___ Progress Payment (Government Only)

___ Cost Voucher (Government Only)

___ Receiving Report (Government Only)

___ Receiving Report With Unique Identification (UID) Data (Government Only)

___ Summary Cost Voucher (Government Only)

CAGE CODE: 04NA3

ISSUE BY DODAAC: W91QUZ

ADMIN BY DODAAC: W91QUZ

INSPECT BY DODAAC: S0107A

ACCEPT BY DODAAC: W913RA

SHIP TO DODAAC: W913RA

LOCAL PROCESSING OFFICE DODDAC:

PAYMENT OFFICE FISCAL STATION CODE: HQ0338

EMAIL POINTS OF CONTACT LISTING:

INSPECTOR: S2101A

ACCEPTOR: robert.straub@us.army.mil

RECEIVING OFFICE POC: robert.straub@us.army.mil

CONTRACT ADMINISTRATOR: sharyn.timms@us.army.mil; bebe.housen@us.army.mil

CONTRACTING OFFICER: sharyn.timms@us.army.mil

ADDITIONAL CONTACT: Contract Specialist- bebe.housen@us.army.mil

DCMA Representative: Linda.Hirsch@dema.mil

(f) 252.232-7003 ELECTRONIC SUBMISSION OF PAYMENT REQUESTS (MAR 2007)

(a) Definitions. As used in this clause

(1) “Contract financing payment” and “invoice payment” have the meanings given in section 32.001 of the Federal Acquisition Regulation.

(2) “Electronic form” means any automated system that transmits information electronically from the initiating system to all affected systems. Facsimile, e-mail, and scanned documents are not acceptable electronic forms for submission of payment requests. However, scanned documents are acceptable when they are part of a submission of a payment request made using one of the electronic forms provided for in paragraph (b) of this clause.

W91QUZ-07-D-0018

(3) “Payment request” means any request for contract financing payment or invoice payment submitted by the Contractor under this contract.

(b) Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests using one of the following electronic forms:

(1) Wide Area WorkFlow-Receipt and Acceptance (WAWF-RA). Information regarding WAWF-RA is available on the Internet at https://wawf.eb.mil.

(2) Web Invoicing System (WInS). Information regarding WInS is available on the Internet at https://ecweb.dfas.mil.

(3) American National Standards Institute (ANSI) X.12 electronic data interchange (EDI) formats.

(i) Information regarding EDI formats is available on the Internet at http://www.X12.org.

(ii) EDI implementation guides are available on the Internet at http://www.dod.mil/dfas/contractorpay/electroniccommerce.html.

(4) Another electronic form authorized by the Contracting Officer.

(c) The Contractor may submit a payment request in non-electronic form only when,

(1) DoD is unable to receive a payment request in electronic form; or

(2) The Contracting Officer administering the contract for payment has determined, in writing, that electronic submission would be unduly burdensome to the Contractor. In such cases, the Contractor shall include a copy of the Contracting Officer’s determination with each request for payment.

(d) The Contractor shall submit any non-electronic payment requests using the method or methods specified in
Section G of the contract.

(e) In addition to the requirements of this clause, the Contractor shall meet the requirements of the appropriate payment clauses in this contract when submitting payment requests.

(End of clause)

(g) 252.225-7040 CONTRACTOR PERSONNEL AUTHORIZED TO ACCOMPANY U.S. ARMED FORCES DEPLOYED OUTSIDE THE UNITED STATES (JUN 2006) (DEVIATION)

_____ (g) Personnel data list.

(1) In accordance with DoD Instruction 3020.41, Contractor Personnel Authorized to Accompany the U.S. Armed Forces, the Contractor shall enter before deployment, or if already in the designated operational area, enter upon becoming an employee under the contract, and maintain current data, including departure data, for all Contractor personnel that are authorized to accompany U.S. Armed Forces deployed outside the United States, as specified in paragraph (b)(1) of this clause. The automated web-based system to use for this effort is the Synchronized Predeployment and Operational Tracker (SPOT). For information on how to register and enter data into this system, go to http://www.dod.mil/bta/products/spot.html.

(2) The Contractor shall ensure that all employees in the database have a current DD Form 93, Record of Emergency Data Card, on file with both the Contractor and the designated Government official. The Contracting Officer will inform the Contractor of the Government official designated to receive this data card.

(End of Clause)

(h) 252.225-7043 ANTITERRORISM/FORCE PROTECTION POLICY FOR DEFENSE CONTRACTORS OUTSIDE THE UNITED STATES (MAR 2006)

_____ (d) Information and guidance pertaining to DoD antiterrorism/force protection can be obtained from: For Army contracts: HQDA-AT: telephone, DSN 222-9832 or commercial (703) 692-9832.

W91QUZ-07-D-0018

(End of Clause)

End of Part ll.c.

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		1	Lot
	Contract Minimum
	FFP
	FOB: Destination

				NET AMT

	ACRN AA CIN: 000000000000000000000000000000

         INSPECTION AND ACCEPTANCE TERMS

         Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	N/A	N/A	N/A	Government

DELIVERY INFORMATION

CI.IN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC

         ACCOUNTING AND APPROPRIATION DATA

         AA: 2172035000005T5T015110830900731EG125T0LW9017117227NMG75T0L12035052
         AMOUNT: $100,000.00

W91QUZ-07-D-0018

CIN 000000000000000000000000000000: $100,000.00

W91QUZ-07-D-0018	08/31/07

PART III.a

With Appendices

MOVEMENT TRACKING SYSTEM

STATEMENT OF WORK AND SPECIFICATION

1.	PURPOSE

The purpose of this procurement is to provide GPS, commercial computer equipment; system support software; installation kits (A-Kit), air time, associated documentation and reports; integration; maintenance; and technical support services and services to provide a world-wide two-way data communications and geo-location capability between mobile units (Handheld Mobile Unit [V1] and Vehicle Mounted Mobile Unit [V2], also called B-Kits) and designated control points (Control Stations). To the extent practical, the equipment shall represent state-of-the-art technology. MTS will support military operations on a world-wide basis in peacetime, peacekeeping and wartime operations. MTS system components shall be capable of operating without the use of direct telephone (land line or cellular) connections or LAN/WAN/INTERNET direct connectivity.

2.	SCOPE

The equipment and services shall support the MTS program and operate in an open systems environment on a world-wide basis. This environment requires solutions that are compliant with open systems standards defined in the Defense Information Technology Standards Registry (DISR). As part of the technical support services provided under this contract, the Contractor may perform engineering studies, technical services, develop device drivers to facilitate the passing of data to an open systems environment compliant with the DISR and interfaces, and develop A-Kits to facilitate vehicle integration. The U.S. Army, other U.S. Armed Services, Department of Defense (DOD) Agencies, other U.S. Federal Government Agencies, and foreign allied military services shall be authorized to order from this contract.

3.	OPERATIONAL ENVIRONMENT

The Control Station will be operated in a fixed, heated/cooled environment (operation center, etc.), but is required to be transportable and capable of being interfaced to a LAN, and wide area network (WAN) for subsequent passing of data. No dedicated power generation equipment is required. The Control Station equipment requires standard 110-volt (CONUS) or 220-volt (OCONUS) 50/60 Hz commercial power. The Control Station is also required to operate from battery power. The V1 and V2 units will be operated in a mobile environment inside a vehicle. V1 units require battery power and an additional connection for operation from vehicle power. V2 units, mounted in a vehicle, require power from the vehicle. The V2 shall be capable of operating from standard 110-volt (CONUS) or 220-volt (OCONUS) 50/60 Hz commercial power. Power surge protection shall be incorporated into the system design.

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4.	APPLICABLE DOCUMENTS

The documents listed in Appendix I to this statement of work form a part of the technical specifications set forth in this statement of work and specification. In the event of conflict between the documents listed and the contents of this statement of work and specification, this statement of work and specification shall govern.

5.	TERMS AND DEFINITIONS

Definitions and meanings of data processing, data communications, and information systems terms used in this statement of work and specification which are not defined herein or in Appendix II shall be interpreted in accordance with FIPS PUB 11-3, Guideline: American National Dictionary for Information Systems.

6.	FUNCTIONAL REQUIREMENTS

The Contractor shall deliver supplies and services set forth in this statement of work and specification pursuant to issuance of delivery/task orders. Except as stated herein, the Contractor, acting independently, and not as an agent of the Government, shall furnish all management, personnel, equipment, software, services, travel, and other items necessary to deliver the supplies and services.

6.1	Provision of Equipment

6.1.1	General

Appendix III, Equipment Specification, represents minimum requirements. At a minimum, the Contractor shall provide equipment that satisfies the minimum requirements set forth in Appendix III.

6.1.2	System Integration

Prior to delivering any new or revised equipment, the Contractor shall fully test, configure, integrate, and activate each equipment platform. The process includes unit, system, integration, independent verification & validation, and load testing. The integration process shall include loading the required operating and system support software and integrating all Contractor-provided equipment and Government-Furnished Property (GFP) certified to operate on Contractor’s Network. Where applicable, and with customer’s consent, Beta testing may be performed.

6.1.3	Delivery Requirements

          a. The Contractor shall deliver equipment to any CONUS location within 90 days of receipt of a delivery order for quantities of 500 or less. The Government will negotiate with the Contractor on deliveries of quantities greater than 500 systems and / or for deliveries required in less than 90 days. All shipping costs shall be included in the price of the end item. All components of an order shall be shipped concurrently to the same address, unless otherwise instructed by the Contracting Officer. A packing list shall be placed in each transit case. The Contractor shall pack each applicable component in its transit case(s) prior to shipping. The transit case(s), containing the configuration and/or components, shall be appropriately packed

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and shipped in standard commercial wrappings; e.g., shrink wrappings. Each unit shipped shall have its own End Users’ Manual and component manuals packed in the transit case.

          b. The Government may require expedited (20-30 days) shipments during the term of the contract. Such deliveries will be negotiated on a case-by-case basis. A packing list shall be placed in each transit case.

6.2	GOVERNMENT FURNISHED PROPERTY (GFP)

6.2.1             Maps. NGA maps or other Contractor-network certified maps will be provided as GFP on this contract.

6.2.2             Other GFP. Other GFP on this contract will be provided as required for any future testing and development. Once per calendar quarter, the Government will provide the Contractor with a rolling six (6)-month forecast of fielding estimates and delivery of GFP, which is currently the GB-GRAM card. The Government will notify the Contractor of any changes in its GFP delivery schedule that would affect the Contractor’s ability to ship equipment on a Delivery Order in a timely manner. If GFP delays will preclude the Contractor from shipping equipment on a Delivery Order, the Contractor and the Government will negotiate an equitable adjustment to the affected Delivery Order, which will be implemented by Contract Modification. The Modification will, as a minimum, establish new delivery dates for the equipment on the affected Delivery Order, taking into account the Government’s latest GFP delivery schedule.

6.3	CUSTOMER ASSISTANCE

6.3.1	Repair Assistance

          a. The Contractor shall provide support via a local and/or toll-free telephone number(s) to users in the following areas of operation: CONUS and OCONUS.

          b. The Contractor shall provide a staffed telephonic support service, answering machine service, email, World-Wide Web, and satellite message service24 hours a day, 7 days a week.

          c. The support personnel shall receive problem reports and attendant requests for assistance and perform the necessary actions to facilitate the timely resolution (less than 8 hours) of reported problems. The support personnel shall be sufficiently proficient in spoken and written American English so that they can effectively communicate with users.

6.3.2	24/7 Engineering Technical Support Services

          a. The Contractor shall provide on-site technical support services coverage at the Network Operations Center 24 hours a day, 7 days a week, including Saturday, Sunday, and U.S. Government holidays.

          b. The on-site, technical support shall have the appropriate expertise to analyze system (includes the network) performance, problem reports, and requests for assistance to identify system and network problems. The technical support shall have the appropriate expertise and authority to take immediate action and make immediate coordination to effect change and to facilitate the timely resolution of system problems. The contractor shall maintain a daily record

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of problems encountered, problem solutions, coordination made, all actions taken, and lessons learned.

          c. The contractor shall prepare and deliver after action reports (AAR) to the Government that summarize the technical support services provided, with the submittal of each monthly invoice. The AAR shall also provide detailed statements of all actions taken, problems encountered, problem solutions, and lessons learned. Any documents created during the execution of support shall be attached to the AAR as enclosures.

6.4	WARRANTY REMEDIES AND PROCEDURES

The contractor shall be obligated, under the provisions of the Warranty for items delivered pursuant to this contract, to repair or replace or otherwise provide a remedy for warranted items only if damage or loss results from or is caused by the warranted item. The Contractor is not obligated to provide repair, replacement or other remedies in the event that damage or loss is the result of or is caused by actions or events other than the warranted item, to include such causes as: (1) misuse or abuse of the item beyond the use contemplated in the Specification; (2) accidental damage, to include aircraft crashes; (3) combat damage; (4) enclosure opening, modifications, or repairs, by persons other than Contractor-authorized service personnel; (5) natural disasters, to include flood, earthquake, hurricane, tornado; (6) fires or explosions not originating on or within the warranted item; and (7) force majeure.

6.4.1	Warranty Period

          a. The Contractor shall provide a minimum                                    warranty, including parts and labor for all equipment delivered under this contract. All warranties for items accepted on the same date shall be for the same duration. The warranty period shall begin upon Government acceptance of the MTS equipment and items.

          b. The warranty may include on-site procedures or mail-in or a combination of both. The Government reserves the right to carry in MTS equipment for repair at no additional cost to the Government. If mail-in/carry-in procedures are utilized, the Contractor shall provide no-cost repair for MTS equipment delivered to the Contractor by mail or carrier, if the equipment is under warranty according to the terms of the contract.

          c. The Government will bear costs to ship warranted equipment to a Contractor repair facility, to be identified in a Memorandum of Agreement (MOA) between the Government and Contractor. Contractor shall bear all shipping costs to return repaired equipment to any location within CONUS, Alaska, and Hawaii. Contractor will assume full responsibility for warranted items as soon as they arrive at a designated repair facility if sent to such a facility by the Government, or are accepted by a authorized Contractor representative as a warranted item for inspection and or repair. Contractor will retain responsibility for such equipment until the equipment arrives back under Government control. If equipment arrives at a designated repair facility without inspection by a authorized Contractor Field Services Representative (FSR), and the basis for repair is deemed to be a non-warranty cause, such as neglect or damage other than normal wear and tear, the Government will pay for the return of such item to the Government and will pay Contractor a flat examination fee.

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          d. Software and Firmware. Contractor will provide direct support warranty for any firmware loaded on MTS transceivers or Contractor software loaded on MTS equipment for              after Government acceptance of the first release of such firmware or software. Contractor will support any OEM warranty, providing the software is used on the MTS system only to the extent of the OEM’s original warranty agreement if one exists. Contractor will support any Contractor-developed firmware or software release updates for             after Government acceptance. If subsequent software bugs are found after warranty expiration, then Contractor will support the Government in resolution of such problems under Delivery Orders.

          e. If software other than Contractor-approved software is used on the MTS system, then Contractor is not liable for software warranty of such software. If such software is used and subsequently causes other Contractor software to fail or to be corrupted, then Contractor is not liable for damages to such equipment. Contractor will support the Government in resolution of such problems under Delivery Orders.

6.4.2	Return to Service

          a. Equipment located in CONUS and OCONUS, shall be returned to a fully operational status or replaced with a fully operational unit within                     of Contractor receipt of such equipment. Details on this process will be stated in an MOA between the Government and Contractor.

          b. Until such time as the Contractor is advised otherwise by the Government in writing, the Government will be responsible for shipping transceivers that contain COMSEC devices from OCONUS locations to Contractor CONUS facilities for repair. After receipt, Contractor will replace or repair the equipment, as needed, and ship to any CONUS location, Alaska, or Hawaii, as coordinated. The procedure for processing equipment containing COMSEC devices will be addressed in an MOA between the Government and Contractor.

6.4.3	Replacement Parts

          a. When the Contractor replaces a defective part during the warranty period, the newly installed part shall become Government property. The defective part shall become the property of the Contractor, except the Government reserves the right to retain defective disk drives containing sensitive or classified material and/or GFP which is required by statute or regulation to be destroyed or retained by the Government. The Contractor shall ensure that the hard drives are separately priced as a sub-component CLIN.

          b. The effective warranty for all replacement items installed during the initial warranty period shall be equal to the remaining warranty period on the original item or whichever is greater.

          c. Only new parts or parts certified by the Original Equipment Manufacturer (OEM) as equal to new shall be used in effecting warranty repairs. Additionally, all replacement parts shall be equal to or better than the replaced parts in terms of quality and performance.

6.4.4	Warranty Conditions

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The Government may upgrade equipment delivered under this contract by inserting items or attaching other devices such as third party cards or disk drives without voiding the applicable warranty. Substitutions and additions of equipment not manufactured or supplied by the Contractor shall be subject to the following:

          a. The Contractor shall not be responsible for damage caused to the original equipment provided the damage results from the use of third-party equipment.

          b. The Contractor shall not be responsible for defects or overall system performance degradation if such defects or performance degradation result from the use of third-party equipment.

          c. The Contractor shall not be responsible for defects or overall system performance degradation resulting from the use of third-party technicians or installers.

6.4.5	Post Warranty Maintenance

Upon receipt of a delivery order, the contractor shall provide follow on post initial warranty maintenance on a monthly fixed price basis for V1 (upon development) and V2 mobile units, Control Stations, and all transceivers in accordance with the provisions of paragraph 6.4.

6.5	HARDWARE AND SOFTWARE DOCUMENTATION

          a. Commercial Manuals. The Contractor shall provide commercial quality manuals and documentation for all hardware and software delivered under this contract in accordance with commercial practices. To the extent that it is consistent with commercial practices, the hardware and software documentation shall be provided as separately orderable items and not included in the equipment prices.

          b. MTS Operator and Maintainer Manuals, Installation Manual(s), and Training Material. Upon receipt of a delivery order, the contractor shall provide high quality data to the Government in the form of MTS users and maintainers manuals, installation manual(s), and training documentation for the V1 (upon development), V2, and Control Station.

          c. The contractor shall submit a draft for all new contractor-developed documentation 45 days after receipt of a delivery order. The Government will have 20 days (or such longer period as mutually agreed upon) to review and submit comments. The final documentation, in hard copy and Microsoft Office format, shall be submitted to the Government within 30 days of receipt of Government review and comment.

6.6	CONFIGURATION MANAGEMENT

The Contractor shall be a participating member of a Configuration Control Board (CCB) to evaluate all proposed system changes prior to implementation. PM will chair the CCB, with other members participating as required. Approval by CCB will be considered approval to implement change.

6.6.1	Correction of Safety Hazards or Equipment Malfunctions

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          a. In accordance with commercial practices, the Contractor shall notify the Contracting Officer and the PM office of all OEM-sponsored changes to correct safety hazards or equipment malfunctions.

          b. The Contractor shall implement changes to correct safety hazards in accordance with commercial practices. The implementation shall be in accordance with a mutually agreed-upon schedule. All such changes shall be implemented at no additional cost to the Government. In situations where access to equipment is limited, the MTS PM office will assist in coordinating such access, if required, and will assist Contractor in coordinating transportation into any restricted travel areas to accomplish such safety correction.

          c. During the equipment warranty period or during any period in which post-warranty repair services are procured, the Contractor shall implement changes to correct equipment malfunctions in accordance with commercial practices. The implementation shall be in accordance with a mutually agreed-upon schedule. These changes shall be made at no additional cost to the Government.

6.6.2	Current Technology Substitutions/Insertions/Additions

          a. The Contractor shall propose changes within the general scope of the contract for the purpose of product substitutions, technology insertions, and/or additions to assure that state-of-the-art, commercial items are available for delivery in accordance with the contract terms and conditions.

                    (1) Product substitutions are replacement of contract items which have been officially announced as either out-of-production or no longer supported by the OEM. The Contractor shall notify the Government within seven (7) days after receiving notification from an OEM of items being discontinued. The Contractor shall provide the Government with any then-available information on the OEM’s remaining inventory and/or support availability. Within thirty (30) days from first notification, the Contractor shall identify potential substitute items for the Government’s consideration. Final acceptance of proposed substitute items shall be subject to mutual agreement of the Government and the Contractor. Substituted items shall provide the same or greater performance for the same or lesser price of the contract item replaced.

                    (2) Technology insertions are upgrades and advancements in technology for existing contract items.

                    (3) Additions provide for new functionality not available on the contract. A new CLIN or sub-CLIN will be added to the contract for the addition of the new item.

          b. The Contractor’s offer of product substitution, insertion, or addition shall include information sufficient to determine that the proposal satisfies the terms and conditions of the contract and in particular, this section of the SOW. The proposal shall be subject to negotiations and shall, as a minimum, include the following information:

                    (1) A description, in detail, of the difference between the existing contract item(s) and the product substitution or technology insertion and a specific analysis of the comparative advantages and disadvantages of each. For additions, the proposal shall provide a complete description of the new item and a correlative analysis of how the new item will benefit the Government.

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                    (2) A discussion of how specific contract items would be changed if the proposal is accepted (e.g., if new equipment is offered to replace currently installed, will the old equipment be exchanged for the new equipment and on what basis).

                    (3) A statement as to how the changes will affect performance, costs, etc., and an item-by-item summary of any “street pricing” (including source of the “street price”) and any GSA pricing (including GSA Schedule Number).

                    (4) If applicable, an evaluation of all the effects the change would have on the Contract Life Costs, maintenance, personnel, site modifications, and energy consumption, etc.

                    (5) An analysis of a timeframe in which the change should be instituted to obtain maximum benefit to the Government for the remainder of the contract.

          c. The Contractor shall manage and propose product substitutions, technology insertions, and additions in a timely manner in order to allow sufficient time for Government evaluation and approval and to provide, without a lapse in availability, Government-approved products throughout the entire ordering period of the contract. (Government review times will vary depending upon the complexity and newness of the item.)

          d. The Government reserves the right to request a proposal for technology additions. Upon the Government’s request, the Contractor shall prepare a proposal that complies with the requirements of paragraph 6.14.1.c.

          e. The Government shall not reimburse Contractor for proposal costs for product substitutions, technology insertions, and additions initiated by Contractor. The Government shall reimburse proposal costs for product substitutions, technology insertions, and additions initiated by the Government.

          f. All approved changes shall be determined to be within the general scope of the contract and to be in the best interest of the Government. The decision as to the acceptability of such a proposal shall be at the sole and exclusive discretion of the Contracting Officer and is not subject to the Disputes clause of this contract. Acceptance of such a proposal shall be made by issuance of a written modification to this contract. Unless and until such a modification is issued to the Contractor, the Contractor remains obligated to perform in accordance with the terms of the existing contract.

          g. In the event the contract modification results in equipment changes to any of the basic computer configurations, the Government may require the Contractor to perform a Government-witnessed demonstration prior to the first delivery of the revised configuration(s). At a minimum, the Contractor shall demonstrate that the equipment is capable of performing in a manner equal to or better than the applicable certified benchmark test results and is capable of successfully performing. In such an event, the Contractor shall perform the demonstration within fifteen (15) days after the Contracting Officer’s request for the demonstration. At least seven (7) days prior to the demonstration, the Contractor shall deliver to the Government a plan that outlines the agenda, procedures, and any constraints related to the demonstration.

          h. All new equipment shall be backward compatible with existing hardware previously purchased and currently supported under this contract.

6.6.3	Replaceable Items

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The contractor shall offer replaceable items such as external antennas, cables, power cords, batteries, and printer cartridges, as separately orderable items for the MTS Control Station, V1 (upon development), and V2.

6.6.4	Sub-units

The contractor shall offer components of each MTS control Station, V1 (upon development), and V2. A sub-unit is a subassembly of the parent item such as a laptop computer, software, transit case, printer, hard drive. These are items that are typically user removable and installable in the event of field loss or damage. A sub-unit/subassembly is NOT typically a circuit card assembly or other items requiring specialized skill to remove and install (except hard drives). These items are to be determined by the offeror, however, in aggregate all sub-units shall make up the unit.

6.7	PROGRAM MANAGEMENT

With the exception of excusable delays as set forth in Part II.a, paragraph (f), the Contractor shall be liable for non-performance under this contract. In addition to the reporting requirements set forth in this paragraph, the Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible when non-performance is imminent or has occurred.

6.7.1	Program Management Reviews

          a. The Contractor shall provide Program Management Reviews every three months or as otherwise agreed upon with the PM.

          b. A PMR shall take place within 60 days of contract award.

          c. The PMR shall consist of, at a minimum, the following information:

                    (1) Contract Status, Issues, Remedies

                    (2) Delivery Order Status

                    (3) RMA Status and Analysis

                    (4) Forward Site Operations Status, Issues, Remedies

                    (5) Network Status (by theater): network availability percentage; cumulative downtime; number of unscheduled outages; unscheduled outage cause and resolution

                    (6) Open Action Status

                    (7) Discussion Topics/Concerns/Risks (to include those which are Government attributed), Issues, and Potential Mitigating Actions

6.7.2	Project Status Database

          a. The Government has a requirement to track program, logistics, and maintenance information. Upon receipt of a delivery order, the, Contractor shall develop, provide and maintain a PMO-accessible, via secured World-Wide Web, database that contains information on all equipment delivered under the contract. The database shall contain, at a minimum, the following information:

                    (1) Control Number (a number to track transactions)

                    (2) Delivery Order Number

                    (3) CLIN

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                    (4) Description

                    (5) Manufacturer, including Commercial and Government Entity (CAGE) code

                    (6) Model/Part Number

                    (7) Serial Number and IUID number

                    (8) Transceiver location (e.g., theater)

                    (9) Air Time Usage by Transceiver

                    (10) Warranty Start Date

                    (11) Extended Warranty Start Date and Expiration Date, if applicable

                    (12) Equipment Orders/Deliveries: This shall include the orders received and dollar value, required and actual delivery dates of each order (including partial deliveries

                    (13) Technical Support Services Orders/Deliveries: This shall include the orders received and dollar value, period of performance start and end dates of each order, and actual completion dates

                    (14) Warranty Repairs: This shall include identification of RMA number and pertinent dates (e.g., date notified of problem, date item received by contractor, date repaired, date returned to unit/Government, etc.)

                    (15) Maintenance Provided: This shall include identification of pertinent dates (e.g., date notified of problem, date repaired, etc.) and provide failure rate (Mean Time Between Failure (MTBF) for transceivers), Mean Time to Repair (MTTR). This shall be recorded at the sub-component level in order to facilitate future repair/support budgets.

          b. The database shall be capable of accepting user-defined queries (capable of being saved) and producing reports based on those queries. Reports shall be presented in a screen-readable format and exportable into MS Office compatible format.

6.7.3	World-Wide Web Site

          a. The Contractor shall, provide, upon the receipt of a separate delivery order, a Web site that shall be available on a 24-hour basis. The Web site shall be a restricted site, accessible only to military and DoD civilian employees with a ..mil email address. As a minimum, the Web site shall include, or provide hyperlinks to, the following downloadable information.

                    (1) Copies of Device Drivers. The Contractor shall publish all drivers needed to adequately operate the MTS equipment to the Web site. At a minimum, the Contractor shall post to the Web site those drivers that were developed by the Contractor for use under this contract and OEM-provided drivers. In the event that drivers are updated, the original and subsequent versions shall be maintained on the Web site.

                    (2) Manuals. The Contractor shall make training and maintenance manuals available on the Web site.

                    (3) Interactive Multimedia Instruction (IMI). The Contractor shall host PM-provided IMI content on the Web site.

                    (4) Troubleshooting Tips and Frequently Asked Questions.

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                    (5) Other Information Normally Provided to Commercial Customers. The Contractor shall post to the Web site any other information that is normally provided to commercial customers via a Web site and which the Contractor feels would be useful to MTS users.

          b. The downloadable electronic documents shall be readable and printable using software applications that are compatible with MS Office Suite or PDF. The Government will maintain the Contractor copyright notice on all Contractor-copyrighted downloaded documents.

6.7.4	Program Management Support

          a. The contractor, as a member(s) of the MTS Program Integrated Process Team (IPT), shall provide technical expertise to support the PM, MTS during the process of fielding and sustaining MTS. The contractor team members shall provide the following ad hoc support:

                    (1) IPT Matrix Support. The contractor shall assign personnel with appropriate expertise to perform as members of specific MTS IPTs established by PM, MTS, on an as required basis. The purpose of the IPTs includes, but is not limited to, the attendance of meetings to periodically discuss system evolution and Pre-Planned Product Improvement (P3I) in accordance with Part III.b, Appendix III, paragraph 2.13.

                    (2) Demonstration Support. In accordance with Part III.b, paragraph 6.14.11, contractor personnel shall demonstrate the functional capabilities of all MTS equipment at various locations, both CONUS and OCONUS. These demonstrations will normally be a part of a larger military or civilian display, e.g., Association of the United States Army (AUSA) Annual Symposium or similar events.

                    (3) Briefing Support. In accordance with Part III.b, paragraph 6.14.11, contractor personnel shall prepare briefing materials, attend Government briefings, and/or present briefing materials, as required. The Contractor shall act the subject matter experts (SMEs) on panels as required. Examples include, but are not limited to, briefings to the Government staff at the Pentagon, Fort Belvoir (PEO EIS), and Fort Lee (PM LIS) concerning the technical characteristics and performance capabilities of the MTS.

                    (4) Program Coordination Support. The contractor shall provide expertise to coordinate and participate with Government or Industry personnel regarding MTS-related areas of interest. This includes, but is not limited to, providing information and descriptions of the MTS performance capabilities and technical specifications, as required. The contractor shall provide technical information and participate in meetings on an ad hoc basis.

          b. The services listed above, if ordered, will be ordered annually under a Program Management Support CLIN. All travel, equipment, materials, and incidental expenses required to perform the services described above shall be included in the price of the CLIN. This includes all fees and costs associated with attending Conferences, Symposiums, and similar events.

          c. To enable sufficient time for the contractor to make travel arrangements, all tasks requiring travel, other than local (within 100 mile radius of the contractor’s primary facility) and vicinity of Fort Lee, VA, will be provided to the contractor no later than 7 calendar days prior to the start date of the services to be performed.

          d. The contractor shall prepare and deliver after action reports (AAR) to the Government that summarize the tasks performed, with the submittal of each monthly invoice (see paragraph (e) below). AAR shall also provide detailed statements of all actions taken, problems

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encountered, problem solutions and lessons learned. Any documents created during execution of a task shall be attached to AAR as enclosures.

          e. The Contractor will submit a monthly invoice for the services listed above. The services outlined above and any required deliverable is subject to Government approval. The Government will review all documents provided by the contractor. Any documents found to be incomplete or unclear shall be returned to the contractor for revision. The COR will provide written notification of Acceptance or Rejection within five working days of receipt, or such longer period as mutually agreed upon.

6.7.5	Accounting for Contract Services

          a. The Office of the Assistant Secretary of the Army (Manpower and Reserve Affairs) operates and maintains a secure Army data collection site where the contractor will report ALL contractor manpower (including sub-contractor manpower) required for the performance of this contract. The contractor is required to completely fill in all the information in the format using the following web address: https://cmra.army.mil. The required information includes:

                    (1) Contracting Office, Contracting Officer, Contracting Officer’s Technical Representative;

                    (2) Contract number, including task and delivery order number;

                    (3) Beginning and ending dates covered by reporting period;

                    (4) Contractor name, address, phone number, email address, identity of contractor employee entering data;

                    (5) Estimated direct labor hours (including sub-contractors);

                    (6) Estimated direct labor dollars paid this reporting period (including sub-contractors);

                    (7) Total payments (including sub-contractors);

                    (8) Predominant Federal Service Code (FSC) reflecting services provided by contractor (and separate predominant FSC for each sub-contractor if different;

                    (9) Estimated data collection cost;

                    (10) Organizational title associated with the Unit Identification Code (UID) for the Army Requiring Activity (the Army Requiring Activity is responsible for providing the contractor with its UIC for the purposes of reporting this information;

                    (11) Locations where contractor and sub-contractors perform the work (specified by zip code in the United States and nearest city, country, when in an overseas location, using standardized nomenclature provided on website;

                    (12) Presence of deployment or contingency contract language; and

                    (13) Number of contractor and sub-contractor employees deployed in theatre this reporting period (by country).

          b. As part of its submission, the contractor will also provide the estimated total cost (if any) incurred to comply with this reporting requirement. Reporting period will be the period of performance not to exceed twelve (12) months ending September 30 of each government fiscal year and must be reported by 31 October of each calendar year. Contractors may use a direct

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SML data transfer to the database server or fill in the fields on the website. The XML direct transfer is a format for transferring files from a contractor’s systems to the secure website without the need for separate data entries for each required data element at the website. The specific formats for the XML direct transfer may be downloaded from the website.

          c. The Unit Identification Code for this contract is: W6DY16

6.7.6	Synchronized Predeployment and Operational Tracker (SPOT) Database.

Upon receipt of a delivery order, the Contractor shall perform Program Management services IAW DFARS Clause 252.225-7040 as described in the Addenda to DFARS Clause 252.212-7001 at paragraph (g) for contractor personnel authorized to accompany U.S. Armed Forces deployed outside the United States.

6.8	SECURITY

          a. The Contractor shall ensure that Contractor personnel have the necessary Government security clearances. The highest clearance level required under the contract will be Secret as established by DD Form 254, Contract Security Classification Specification, at Part III, Attachment III.b of the contract. The Contractor shall not claim lack of security clearances as a reason for non-compliance. The specific security access requirements will be set forth in each respective delivery/task order.

          b. The Contractor shall ensure that all personnel in positions designated “IT Sensitive,” as defined in AR 25-2 or its designated successor, have successfully completed the necessary background investigation. Further guidance on investigative requirements is available in DoD 5200.2-R.

          c. The Contractor shall, upon the receipt of a separate delivery order, conduct a self-assessment to determine compliance. Upon completion of self-assessment, the Contractor shall provide assistance to the Government in meeting requirements to achieve system accreditation IAW DoDI 8510.bb (DIACAP) pursuant to execution of a delivery order.

6.9	SPECTRUM CERTIFICATION

          a. MTS shall be physically capable of transmitting and receiving messages world-wide. For each country for which the Government desires MTS operation, upon receipt of a delivery order, the contractor shall ensure that the MTS System complies with the applicable DoD, National, and International spectrum management policies and regulations and shall comply with spectrum certification requirements (e.g., Host Nation Approval), which shall be communicated to the Contractor when applicable, prior to operational deployment. DD Form 1494 will be prepared, updated as required and submitted to the Military Communications Electronics Board Joint Frequency Panel by the PM.

          b. The contractor shall perform inspections, analyses, and tests, as necessary, to verify that the system meets spectrum supportability requirements. In addition, the contractor shall follow guidance provided by foreign governments (i.e., host nation comments provided in response to

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the request to coordinate on a J/F-12) and shall implement operating frequency changes as required for operation in that host nation.

          c. There shall be no additional fee for landing rights, backhaul, tariff or any other additional cost for air time. The Contractor shall include all such fees in the CLIN prices such that the government pays one fixed rate.

          d. Upon receipt of a delivery order for operation in a country in which the Government desires that MTS operations be established, the Contractor will prepare a Firm Fixed Price proposal stating the service availability and costs, if any, of procuring a commercial operating license.

6.10	FEDERAL COMMUNICATIONS COMMISSION (FCC) CERTIFICATION

All applicable hardware components shall meet, as appropriate, the requirements of the FCC Class A. The FCC Class A qualification for all MTS equipment shall remain unchanged after installation of contractor-provided internal devices. All applicable hardware components for Outside Continental United States (OCONUS) shall meet the International Special Committee on Radio Interference (CISPR) 22, Class A (International) standards for Radio Frequency Interference/Electromagnetic Interference (RFI/EMI), be Underwriters and European Community (CE) certified.

6.11	USAGE TIME/AIR TIME

          a. Contractor shall provide Satellite coverage to support geographical areas, as identified in and upon receipt of a delivery order. The cost of satellite time shall be designated by geographical area, by duration (month, quarter, 6-month, year), and by channel rate (¼, +3dB, full, full+3dB), channel quantity, and satellite carrier (INMARSAT, THURAYA, etc.). The cost of satellite time shall be designated by geographical area and based on the following notional capacity requirements per area:

                    •       CENTCOM AOR (Iraq, Kuwait, Afghanistan):

                    •      USAREUR AOR:

                    •      CONUS AOR:

                    •      PACOM AOR:

          b. Prior to the end of this contract, the contractor should provide a means by which the Government may acquire and pay for subsequent usage time/air time usage for systems they already own.

          c. The government also reserves the right to issue additional delivery orders to augment satellite coverage in other geographical areas to be determined at a later date.

6.12	PART NUMBERS.

The contractor shall implement and use a part number scheme to facilitate reporting. Each part number shall be unique and should also be the same number as on the CLIN and in appropriate

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manuals. The contractor shall also maintain a contractor to OEM part number cross reference as part of the web site, upon receipt of a delivery order Major components should have unique serial numbers affixed to each unit.

6.13	ITEM UNIQUE IDENTIFICATION (IUID).

Under this contract, the contractor shall deliver items that are in compliance with the Defense Federal Acquisition Regulation Supplement (DFARS) 252.211-7003 and IUID requirement. The requirement for an item unique identification, or a DoD recognized unique identification equivalent, shall apply for all property items delivered by the contractor under this contract to the Government if one or more of the following criteria apply:

          a. All items for which the Government’s unit acquisition cost is $5,000 or more.

          b. Items for which the Government’s unit acquisition cost is less than $5,000, when identified by the requiring activity as DoD serially managed, mission essential or controlled inventory.

          c. Items for which the Government’s unit acquisition cost is less then $5,000 and the requiring activity determines that permanent identification is required.

          d. Regardless of value:

                    (1) Items that have a DoD serially managed subassembly, component, or part embedded within.

                    (2) Parent items (as defined in DFARS 252.211-7003(a)) that contain the embedded subassembly, component or part.

6.14	TECHNICAL SUPPORT SERVICES

6.14.1	General

          a. When ordered, the Contractor shall provide technical support services that are within the scope of this section. Technical support services include:

                    (1) Site surveys

                    (2) On-site installations and training

                    (3) Relocation of equipment

                    (4) Post-installation support

                    (5) Engineering studies and documentation

                    (6) Development, integration and certification testing

                    (7) Development/modification of software programs to achieve additional functionality

                    (8) Development and documentation of A-Kits for different families of vehicles

                    (9) Expedited Delivery and OCONUS shipping

                    (10) Additional System Integration

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                    (11) Demonstration Support

          b. Labor Categories and Tasks:

                    (1) Program Manager – Lead task order, maintain cost, technical, schedule and overall management of resources to accomplish task requirements

                    (2) Site Leader – Serve as senior contractor POC at a field site with total knowledge of task areas and authority to manage personnel

                    (3) Mechanical Installer – Capable of following drawings and installation criteria, making changes to vehicles and installing A-Kits into vehicles and performing overall system or installation tests

                    (4) System Trainer – Capable of training the system operation to soldiers

                    (5) Senior Engineer – Capable of analyzing requirements and designing system changes

                    (6) Junior Engineer – Capable of supporting the analysis of requirements and designing system changes

                    (7) Senior Software Analyst – Capable of working with software requirements and to plan changes to design based upon new/changed requirements

                    (8) System Analyst – Capable of integrating across all system requirements to produce new/modified requirements

                    (9) Software Programmer – Capable of making software changes to implement new/changed requirements

                    (10) Test Analyst – Capable of testing hardware/software changes to task requirements

                    (11) Mechanical Engineer – Capable of designing A-Kit mechanical components based upon requirements

                    (12) Mechanical Fabricator – Capable of fabricating/assembling A-Kit mechanical components

                    (13) Electrical Engineer – Capable of designing A-Kit electrical components based upon requirements

                    (14) Electrical Fabricator – Capable of fabricating/assembling A-Kit electrical components

                    (15) Technical Writer – Capable of producing technical documentation for task order requirements

                    (16) Clerical – Capable of using automated tools for the production of documentation; capable of performing final proofing, making changes and providing general clerical support to task order areas.

                    (17) Subject Matter Expert – Capable of providing subject matter expertise on satellite-based packet data communications systems and their application to military logistics issues. Identify, analyze, derive, and document functional requirements for satellite-based movement tracking systems and other military logistics operations and information systems, satellite

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communications systems and architectures. Provide description, advice, and guidance for understanding Army logistics doctrine, tactics, information systems operations and integration. Work closely with the customer to help resolve differences between requirements, understand functional mission requirements, and assist with meeting customer expectations. Work closely with Army Movement Tracking System program staff and CASCOM staff to ensure delivered systems meets requirements and expectations.

                    (18) Field Service representative (FSR) – Provide formal and informal instruction on the Movement Tracking System to government personnel. This instruction shall include at a minimum, but is not limited to, operator instruction on the mobile V2 and the control station as well as administrator support level training to Combat Service Support Automation Management Office personnel or their unit equivalent. Provide assistance to government personnel in the form of end-to-end system repair whenever possible and further assistance in expediting the RMA process when on-the-spot repairs are not possible. Provide A-Kit de-installation and installation support to units as needed and when coordinated and approved by PM MTS. Assist the PM MTS with field testing and provide feedback on all testing and systemic problems found. Provide weekly reports to the PM MTS that detail all training events, RMA and trouble call assistance rendered, and all installation/de-installations preformed.

          c. Prior to issuance of a task order for technical support services, the Contracting Officer will provide the Contractor with a request for a proposal, which includes a description of the task(s) to be performed. Within fifteen (15) days of receipt of the request, the Contractor shall deliver to the Contracting Officer a proposal for performing the services. The proposal shall contain sufficient detail to enable the Government to determine the acceptability of the proposal and shall include, as a minimum:

                    (1) A brief description of the technical approach which demonstrates the Contractor’s understanding of the requirement

                    (2) A proposed milestone chart

                    (3) Proposed labor categories from the Master CLIN listing and the number of hours proposed for each category, and

                    (4) Proposed other direct costs (ODCs), to include any proposed travel costs, which are consistent with the Joint Travel Regulation.

          d. The Government reserves the right to accept or reject any proposal for technical support services. This decision shall be final and not subject to the “Disputes” clause of this contract. After the Government has reviewed and accepted the Contractor’s proposal (negotiations may be required), subject to availability of funds, a firm-fixed-price task order will be issued a minimum of 14 days prior to the start date of such work. The Contractor shall then perform the technical support services in accordance with the approved proposal.

          e. Synchronized Predeployment and Operational Tracker (SPOT)

                    (1) In accordance with DoD Instruction 3020.41, contractor Personnel Authorized to Accompany the U.S. Armed Forces, the Contractor shall enter before deployment, or in already in the designated operational area, enter upon becoming an employee under the contract, and maintain current data, including departure data, for all Contractor personnel that are authorized to accompany U.S. Armed Forces deployed outside the United States. The automated web-based system to use for this effort is the Synchronized Predeployment and Operational Tracker (SPOT)

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(For more information on how to register and enter data into this system, go to http://www.dod.mil/bta/products/spot.html).

                    (2) The Contractor shall ensure that all employees in the database have a current DD Form 93, Record of Emergency Data card, on file with both the Contractor and the designated Government official. The Contracting Officer will inform the Contractor of the Government official designated to receive this data card.

6.14.2	Site Surveys

          a. The Contractor shall perform site surveys in accordance with approved proposals submitted pursuant to paragraph 6.14.1.c. The primary purpose of the survey is to provide a detailed scope of work required for the later installation/fielding of MTS equipment, for the purpose of fitting the system to a new vehicle family, or establishing a new field operating site. The Government will make available a representative sample of any vehicle for contractor access.

          b. Within seven (7) days after completion of the survey, the Contractor shall deliver a survey report to the Government official identified on the applicable task order. The report shall include a description of any actions (e.g., site modifications) which must be completed prior to installation of the MTS equipment and it shall be sufficiently detailed to facilitate successful installation of the equipment. The report shall be subject to Government approval. Any revisions to the report shall be submitted to the Government official within three (3) workdays of receipt of Government comments.

          c. The Government will be responsible for performing site modifications (e.g., A/C, power, etc.) which are identified in the survey report.

          d. In instances where work to be performed by the Contractor requires interaction with existing facilities and equipment, the Contractor shall be responsible for any damage to existing facilities or equipment resulting from the Contractor’s efforts.

6.14.3	On-Site Installation and Training

          a. The Contractor shall perform on-site installation of MTS equipment in accordance with approved proposals submitted pursuant to paragraph 6.14.1.c. Installation services include both initial installation and upgrades to existing MTS equipment, as well as conducting training on the equipment installation, use and maintenance.

                    (1) New Equipment Training (NET). A training team will conduct operator, integrator and maintainer training at each training location. The Contractor shall conduct training for all critical tasks identified during the Front End Analysis and the design and development efforts that were selected for training. The approved training package will be utilized to provide this initial training. The training shall be provided either on-site at each location that has system hardware being fielded to that site, or during field exercises, rotations, or deployments, as required. Representative system hardware will be utilized. Monitorship and hands-on training will occur as required following classroom training. The purpose of the monitorship is to ensure training effectiveness. Over-the-shoulder individual assistance will be provided as required. Monitorship, hands-on training, and over-the-shoulder individual assistance may also be required during field exercises, rotations, or deployments. The team will ensure full conversion and operation of the system prior to departure from the installation.

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                    2) System Installation Training. The Contractor shall provide instruction to key Government personnel on the installation of A-Kits into applicable vehicle platforms, as outlined in an MOA to be established.

          b. After installation is completed, the Contractor shall restore any Contractor-used Government work and storage areas to a clean condition.

          c. The contractor may be required to supplement training data provided under paragraph 6.5.b in a more military style:

                    (1) Training Analysis Process. A front end training analysis will be accomplished, upon receipt of a Delivery Order from the Government, to develop a general training concept, a training Master Task List (MTL), and identify the Terminal Learning Objectives and Enabling Learning Objectives to support each task. Subject matter experts (SME) will subsequently review the analysis. Following approval of the MTL, a Task Selection Matrix (TSM) will be developed, critical tasks identified for training, and methods of training will be determined. An Instructional Media Design Report (IMDR) (details the flow, appearance, and subject matter of the interactive courseware) will be completed and training scenarios reflecting operational environments will be developed. From the approved TSM, tests for each task will be developed, draft Programs of Instruction (POI), Lesson Plans (LP) / Storyboards, Handouts (HO), Practical Exercises (PE), and a Training Database will be developed. As the system matures, a Detailed Task Selection Matrix will be developed to identify step-by-step procedures required to accomplish each task. Draft Training Packages and supporting documentation will be tested and adjusted prior to the Operational Test (OT). SME support will be provided/coordinated by USA Combined Arms Support Command (CASCOM) throughout the development process. The development contractors will visit and/or coordinate directly with designated Points of Contact (POC).

                    (2) Multimedia Training. Multimedia Training shall be the secondary or sustainment method of training for the MTS. The multimedia training will be on a separate CD ROM that must be periodically updated to reflect the changes to the system. It will satisfy the majority of the requirements for new equipment training, sustainment, collective, and instructor and key personnel (IKP) training for the mobile unit operator and Control Station operator.

                         (a) The V2 and Control Station system software shall contain a Training Menu Option which will allow the selection for training and training support functions and will replicate the prime system. Training will address the user by name based on log-in information and will provide the supervisor with the ability to manage the training environment to include establishing training requirements, selecting specific material for students, setting performance criteria, and producing training reports and comprehensive end of course tests. Interactive multimedia training is the required medium to train and evaluate the user’s performance.

                         (b) The Multimedia Training will consist of two major elements: training and help. Multimedia Help shall be accessible from two different means: Menu Selectable Help and Context Sensitive Help (to at least 4 levels). To the extent possible, commercial software with help utilities will be incorporated. The multimedia training (CD ROM) will include as a minimum a V1 Operator Course, a V2 Operator Course, Integrator Course and Systems Administrator/Maintainer/CSSAMO.

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                         (c) A multimedia package will be developed. It must have hooks embedded into the prime system software (embedded training) so the user can obtain access to the training system and receive training by clicking on the hyper text, go to training, and return to the work area (training itself may be on CD-ROM). This will be an option load with the prime system. The training package must also be capable of operating separately, to provide the capability for conduct of initial or sustainment training; it will be MTS specific and capable of use on any compatible DOS computer. Training screens will be identical to the prime system screens and help capabilities.

                    (3) Paper-Based Training. Paper-based training will be developed for designated tasks and those tasks not identified for embedded training. These packages must contain approved task lists, Programs of Instruction (POIs) and Lesson Plans (to include handouts, slides, practical exercises and tests) to assist the unit in conducting sustainment training.

                    (4) Unit / Sustainment Training. Multimedia Embedded Training (ET) will be provided with the system and will have hooks resident in the system software to effect ET. Training CD-ROM disks will also be provided. A complete copy of the training package, to include those tasks not selected for ET (including POI, Lesson Plans, and any other paper-based material), will be provided to units for unit sustainment training. Commanders of TOE / TDA units are responsible for conducting unit sustainment training as required.

                    (5) Training Evaluation and Manual Verification. USA CASCOM training evaluators will conduct a training Operational Test and Readiness Evaluation (OTRE) of the final training package when the operational test players are being trained. An OTRE will be conducted for all training provided. The training will include ET, Help, the Program of Instruction (POI), Task Selection Matrix (TSM), Lesson Plans (LP)/Story Boards, Practical Exercises (PE), tests, tutorials and manuals (on-line and paper-based). USA CASCOM will issue a training Operational Test Readiness Statement (OTRS) through TRADOC to OPTEC as a result of the OTRE. To ensure a successful OTRE, the PM MTS should request a customer test by USA CASCOM at any time prior to the OT.

6.14.4	Reinstallation of Equipment

The Contractor shall assist in, or perform, the reinstallation of MTS equipment in accordance with approved proposals submitted pursuant to paragraph 6.14.1.b. The extent of the services to be performed by the Contractor will vary by task order from minimal involvement (e.g., survey assistance) to total responsibility for the reinstallation.

6.14.5	Post-Installation Support

Pursuant to approved proposals submitted in accordance with paragraph 6.14.1.c, the Contractor shall provide post-installation support and guidance to assist users in successful transition to MTS equipment. Such services can relate to general system operations or to specific tasks; e.g., porting data files and shall include making on-the-spot equipment adjustments or replacements as required. Post Installation Support may occur immediately following classroom training, new equipment training, or during field exercises, rotations, or deployments. The contractor shall maintain accountability of PM MTS spare equipment.

6.14.6	Engineering Studies and Documentation

          a. Pursuant to approved proposals submitted in accordance with paragraph 6.14.1.c, the Contractor shall perform engineering studies. These studies shall be related to the present and

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possible future physical and performance characteristics of equipment used in support of the system. Examples of such studies could include, but are not limited to system engineering feasibility studies, network studies, technology assessment studies, and quality-related practices studies. These studies may respond to, but are not limited to, the following:

                    (1) An unexpected decreased level of system responsiveness;

                    (2) Planned expansions of computing services or network connectivity; and

                    (3) Sudden changes in traffic and data storage requirements which adversely affect network performance.

          b. All engineering studies shall be subject to Government approval. The Government will have 14 days (or longer if mutually agreed upon) to review and submit comments. Any revisions to the studies shall be submitted to the Government official within fifteen (15) days (or longer if mutually agreed upon) of receipt of the Government comments.

6.14.7	Impact Studies

          a. During the life of the contract it is anticipated that changes will be made to the interfacing system/support software and/or equipment purchased from sources other than the MTS Contractor, which may require integration into the MTS configuration.

          b. In such cases, pursuant to paragraph 6.14.1.c, the Government may request the Contractor provide an impact study which addresses, at a minimum, the following:

                    (1) A description of any MTS equipment modifications and/or additions (including any device drivers) necessary to at least maintain the current level of system performance.

                    (2) A description of any revisions and/or additions to system application and/or Government-owned system support software which are necessary to at least maintain the current level of system performance.

                    (3) A price proposal for effecting the necessary changes to the MTS equipment (including any device drivers) identified pursuant to paragraph (1) above.

                    (4) A proposed schedule to implement the recommended changes identified in the impact study.

          c. All impact studies shall be subject to Government approval. The Government will have 14 days (or longer if mutually agreed upon) to review and submit comments. Any revisions to the studies shall be submitted to the Government official within fourteen (14) days (or longer if mutually agreed upon) of receipt of the Government comments.

          d. The Government reserves the right to have the Contractor implement the changes identified in the approved study. The proposed price shall be subject to negotiations. If accepted by the Government, a contract modification will be executed to effect the change.

          e. In the event the contract modification results in equipment changes to any of the basic computer configurations, the Government may require the Contractor to perform a Government-witnessed demonstration prior to the first delivery of the revised configuration(s). As a minimum, the Contractor shall demonstrate that the equipment is capable of performing in a manner equal to or better than the certified benchmark test results and is capable of successfully executing. In such an event, the Contractor shall perform the demonstration within fifteen (15)

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days after the Contracting Officer’s request for the demonstration. At least seven (7) days prior to the demonstration, the Contractor shall deliver to the Government a plan that outlines the agenda, procedures, and any constraints related to the demonstration.

6.14.8	Development/Modification of Software Programs to Achieve Additional Functionality

The Contractor shall perform software development to achieve additional functionality in accordance with approved proposals submitted pursuant to paragraph 6.14.1.c.

6.14.9	Development and Documentation of A-Kits for Different Families of Vehicles

          a. The Contractor shall perform non-recurring engineering to support the development, qualification and Government acceptance for production of specified A-Kits. A-Kits are the mechanical mounting devices for mounting mobile units to a vehicle in accordance with approved proposals submitted pursuant to paragraph 6.14.1.c. A-Kits shall include the necessary shock, vibration and electrical isolation required based on the operational profile of the vehicle, and shall include cable harnesses, cable egress panels, etc. needed for installation of the required equipment. Typically, the contractor shall work with designated Government or vehicle contractor personnel in the design, development and prototyping of an A-Kit. Subsequent to development of an A-Kit, that equipment, at the discretion of the Government, will be added by contract modification as a separately orderable CLIN on the contract.

          b. It is anticipated that, over the life of this contract, several sets of A-Kits and documentation will need to be developed, one for each vehicle type. The contractor shall provide technical data to the Government to allow subsequent development of Integrated Logistics Support (ILS) products for the vehicles on to which the MTS will be installed. The data the contractor shall provide will allow the Government to provision, catalog, document and support MTS A-Kit parts. The contractor shall also provide data sufficient to allow the government to produce a technical manual documenting installation of the A-Kit in the selected vehicle and installation of the B-Kit (mobile unit) to the A-Kit and repairs of the MTS A-Kit. The contractor shall provide all data necessary to allow the government to produce installation and maintenance instructions for the MTS A-Kit on a vehicle.

                    (1) Maintenance Analysis and Parts Provisioning Drawing Package.

                         (a) The contractor shall provide a complete MTS A-Kit drawing package for each designated vehicle. The drawing package shall include a top level or top level drawings, the drawing tree or drawing structure and all individual piece part and component drawings, all assembly and manufacturing instructions. The drawing package may be in contractor format. The drawing package may be supplemented with additional narrative information to complete these requirements. The drawings or supplemental documentation to the drawing package shall include:

•	Scheduled Maintenance Requirements

•	Troubleshooting procedures

•	Safety/hazard precautions

•	Requirements for special tools

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•

Copyright release for all Contractor-copyrighted data provided to permit the Government to provision, catalogue, document, and support MTS A-Kit parts. The release shall not permit the Government to further release Contractor-copyrighted data to any 3rd party outside of the Government.

•	All instructions required to install the MTS A-Kit on the designated vehicle including all steps required to modify the vehicle to accept the MTS A-Kit.

                         (b) The drawings or supplemental documentation to the drawing package shall include, as applicable:

•	Material Data Safety Sheets

•	Wear limits for wear parts

•	Lubrication requirements

                         (c) All drawings and publication data shall be in the English language.

                    (2) Parts Provisioning.

                         (a) The contractor shall provide the government the following data for each MTS A-Kit part:

•	Complete set of approved supplier service drawings

•	Component manufacturer part numbers

•	Component manufacturer Cage Codes to be stamped or typed on the drawing

•	Unit Package quantities

•	Weights and Dimensions

•	Dimensional Data for all hardware (nuts, bolts washers)

•	Each and Unit Package Prices

•	Optimum Quantity Prices

•	Available Reliability or Projected Failure Rate Data

•	Repair Kit information, as applicable

                         (b) All drawing and publication data shall be in the English language.

                    (3) Publications Support; The contractor shall provide the government any available commercial off the shelf manual/ literature and all necessary technical data to develop initial installation, operations, maintenance, repair, service, inspection storage and test procedures required to use and maintain the MTS A-Kit.

6.14.10	Additional System Integration

          a. The contractor may be required to perform integration services at field locations to support the initial installation or troubleshooting of the system surveys in accordance with approved proposals submitted pursuant to paragraph 6.14.1.c. Any such requirement will be identified to the contractor in a separately issued task order. The Contractor shall be responsible for all items provided to the Contractor until they are safely returned to the Government in the

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condition in which they were provided. It is anticipated that over the life of the contract additional system integration services may be required. In such cases, these requirements may be added to this contract by contract modification. In such an event, the Contracting Officer will request a proposal from the Contractor. The request will include a description of the integration and the operational environment; the typical configuration(s); the specific performance requirements; the loading and operating instructions; test criteria and data; and access to any required application software.

          b. Prior to the first delivery of equipment that has been integrated pursuant to a contract line item number (CLIN) that has been added, the Government may require the Contractor to conduct a Government-witnessed demonstration to validate that the integration configuration is capable of successfully executing the requirement. In such an event, the Contractor shall perform the demonstration within fifteen (15) days (or longer if mutually agreed upon) after the Contracting Officer’s request for the demonstration. At least seven (7) days prior to the demonstration, the Contractor shall deliver to the Government a plan that outlines the agenda, procedures, and any constraints. The Government reserves the right to have at least two (2) Government-designated representatives witness each demonstration.

6.14.11	Demonstration Support

The contractor may be required to provide technical/support staff to assist the government at system demonstrations and/or briefings. Any such requirement will be identified to the contractor in a separately issued task order.

END OF STATEMENT OF WORK

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APPENDIX I

TO THE MTS STATEMENT OF WORK AND SPECIFICATION

APPLICABLE DOCUMENTS

In the event that any of the documents listed in this Appendix have been canceled or superseded, the most recent document in effect at the time of release of the contract award shall govern.

I.1	TECHNICAL ARCHITECTURE DOCUMENTS

The following technical architecture documents are available on the World-Wide Web at the identified URLs.

Defense Information Technology Standards Registry (DISR)Department of the Army Joint Technical Architecture - Army (JTA-A), Version 5.0, dated 11 September 1997, available at:

          http://disronline.disa.mil/a/DISR/index.jsphttp://www.hqda.army.mil/techarch/jtaa50/jtaa50.htm

I.2	GPS USER EQUIPMENT INTERFACE CONTROL DOCUMENT FOR THE RS-232/RS-422 INTERFACE OF DoD STANDARD GPS UE RADIO RECEIVERS

          a. Department of Defense ICD-GPS-153C GPS User Equipment Interface Control Document for the RS-232/RS-422 Interface of DoD Standard GPS UE Radio Receivers, dated 27 June 1995, is available at from the Global Positioning System (GPS) Joint Program Office Army Product Manager (JPOPM), SMC/CZ (AFMC), P.O. Box 92960, Ft Monmouth, NJ. The POC is Mr. Chris Manning whose email address is Christopher.Manning@us.army.mil.

          b. The ICD-GPS-153 document is export controlled technical data with military application controlled under the Arms Export Control Act as implemented by the International Traffic in Arms Regulation. Distribution of the ICD-GPS-153 is authorized to Department of Defense and DoD Contractors only. However, the document can be released to prospective contractors provided they registered with and receive authorization from the Defense Logistics Agency (DLA). DLA has a web site that explains the procedure and requirements at:

          http://www.dscc.dla.mil/offices/callcenter/

DLA also has a telephone information number 1-877-352-2255. The registration and authorization process takes approximately five to ten working days. Offerors are encouraged to start the registration process as soon as possible.

END OF APPENDIX I TO STATEMENT OF WORK

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APPENDIX II

TO THE MTS STATEMENT OF WORK AND SPECIFICATION

DEFINITIONS

II.1	DEFINITIONS

II.1.1	A-Kit: That mechanical device which provides a mounting capability between a vehicle and the Vehicle Mounted Mobile Unit (V2).

II.1.2	B-Kit: The Vehicle Mounted Mobile Unit (V2).

II.1.3	Continental United States (CONUS): All locations and sites within the 48 contiguous states, including the District of Columbia.

II.1.4	Days: Unless otherwise noted as “working days”, all references to days shall refer to calendar days.

II.1.5	Equipment: The term equipment as used throughout the specification refers to hardware, software, and/or firmware

II.1.6	Hours: Unless otherwise noted as “business” hours, all references to hours shall refer to wall clock hours.

II.1.7	INFOSEC: The term INFOSEC as used throughout the specification refers to Information Security which includes the protection of all MTS data, message contents, and position report contents.

II.1.8

World-wide: This encompasses the physical face of the planet                                          , to include all oceans and islands, via segregation into operational theater constructs, where commercial L-band satellite coverage is available.

II.1.9	Outside the Continental United States (OCONUS): All locations outside the 48 contiguous states of the United States.

II.1.10	State-of-the-Art Technology: Commercial products that represent recent product designs and performance features. It does not include out-of-date, discontinued hardware and software.

II.1.11

System Modularity: Equipment that is developed as a series of smaller parts (“modules” or “ system elements”) that can be functionally separated from the other system parts in order to facilitate integration and specialized upgrades.

END OF APPENDIX II TO STATEMENT OF WORK

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APPENDIX III

TO THE MTS STATEMENT OF WORK AND SPECIFICATION

EQUIPMENT SPECIFICATION

III.1	INTRODUCTION

All equipment delivered under this contract shall satisfy the general performance requirements set forth at paragraph III.2.

III.2	GENERAL PERFORMANCE REQUIREMENTS

III.2.1	Commercial Equipment

All equipment delivered under this contract shall be commercial items as defined in the Federal Acquisition Regulation (FAR) Clause 52.202-1.

III.2.2	Only New Equipment

Only new equipment shall be delivered under this contract. The Contracting Officer will not grant approval for used or reconditioned equipment. Components of such equipment may be reconditioned provided such components are drawn from stockage that does not differentiate between new and reconditioned components. (Not applicable to GFP)

III.2.3	Compliance with Defense Information Technology Standards Registry (DISR)

All applicable equipment components provided under this contract shall meet the requirements of the DISR, or for those that do not currently meet the requirements, the Contractor shall provide a plan, within 180 days after contract award, for becoming compliant. The DISR is the minimal set of rules governing the arrangement, interaction, and interdependence of the parts or elements that together may be used to form an Army information system. Its purpose is to ensure that a conformant system satisfies a specified set of requirements. The DISR applies to all systems that produce, use, or exchange information electronically. The DISR will be used by anyone involved in the management, development, or acquisition of new or improved Army Information Systems. The DISR uses the concept of a Common Operating Environment (COE) that provides a re-useable set of common software services via standard application programming interfaces (APIs).

Any computer provided as part of the solution for paragraphs III.2.8 (V2) and III.2.9 (Control Station) shall conform to the Windows Operating System. Commercial software provided shall have documented and published APIs to allow integration with other applications which may evolve.

III.2.4	Power Requirements

          a. The V1 shall be primarily powered by one or more internal batteries.                                                                  The V1 shall also come with a vehicle power adapter to enable operations from vehicular supplied power which is nominally between 12-32 volts direct current.

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          b. The V2 shall operate from vehicular supplied power which is nominally between 12-32 volts direct current. Vehicle power is used only when the V2 unit is mounted in the vehicle and when the engine is running. The V2 shall be capable of operating from standard 110-volt (CONUS) or 220-volt (OCONUS) 50/60 Hz commercial power.

          c. The Control Station equipment shall be auto-sensing between 110 and 220 volts alternating current and between 60 and 50 Hz. The Control Station transceiver shall have an external power source such as use of a vehicle battery or an appropriate AC power adaptor. The Control Station laptop shall have one or more internal batteries.

          d. All equipment (V1, V2, and Control Station) shall be properly protected from electrical damage due to fluctuations in power, nearby lightning and high power microwaves to acceptable industry standards. Employment of user replaceable one time use fuses is not allowed.

III.2.5	User Replaceable Components

All user-replaceable components; e.g., batteries, diskettes, shall be replaceable by the user without requiring special tools or a maintenance technician.

III.2.6	Commercial Software

All commercial software fixes, patches, and revisions available free to licensed users within the general public shall be provided free to the Government.

III.2.7	Handheld Mobile Unit (V1)

These requirements are applicable only to the Handheld Mobile Unit [V1].

          a. Have integrated send/receive messaging capability per III.2.11.a.

          b. Have integrated GPS capability.

          c. Does not require a graphical map.

          d. Contain the required battery.

          e. Have one transit case per V1 as specified in III.2.7.

          f. Be water-resistant to the point that it remains fully functional in the rain.

          g. Requires an alphanumeric text display.

          h. Have an RS-232/RS-422 Interface conforming to the DoD Standard GPS User Equipment Interface of Radio Receivers, if applicable.

III.2.8	Vehicle Mounted Mobile Unit (V2)

These requirements are applicable only to the V2.

          a. Have integrated send/receive messaging capability per paragraph III.2.11.a.

          b. Have integrated GPS capability.

          c. Have the capability to display full color graphical maps as described in paragraph III.2.8.g.

          d. Have one transit case per V2 as specified in paragraph III.2.9.

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          e. Ability to integrate with (mount, operate and draw power from) the host vehicle without the need to relocate vehicle components or externally mount non-antenna components. Possible vehicles are the PLS, HEMTT, HET, M915 Tractor, M800-series and M900-series (5-Ton), M35-series (2.5-Ton), LMTV, FMTV, FOX (NBC), HMMWV, all wheeled ambulances, all recovery vehicles, ASV, future tactical wheeled vehicles and certain rail and watercraft platforms.

          f. Withstand shock and vibration experienced by the host vehicle without becoming inoperable, when installed with an A-Kit developed per paragraph 6.14.9.

          g. Provide computer imaging which simultaneously displays digital maps with computer generated icons representing the geographic positions of user selected MTS equipped operations. The MTS will utilize standard digital mapping data and the map media provided by National Geospatial-Intelligence Agency (NGA). V2 users shall be able to view their location on the map. Additionally, both the V2 and Control Station shall come configured with a commercial world-wide map to give initial map background capability to the MTS in the event that a NGA map is not available. The resolution of this commercial map shall include at least country boundaries, major cities and major highways and shall be zoomable to several levels of granularity. Easy transition between this commercial world-wide map and a user loaded NGA map shall be provided.

          h. Have the capability to perform the same functions as a Control Station, i.e. to become a Control Station in a headquarters/operations center. The V2 shall be capable of operating from standard 110-volt (CONUS) or 220-volt (OCONUS) 50/60 Hz commercial power. LAN/WAN connectivity is not required. The mobile unit (except A-Kit mounting bracket and cables) must be easily installed and removed in less than ten (10) minutes.

          i. Two (2) type II PCMCIA slots that can function as a type III PCMCIA slot, available for future uses to be determined by the Government.

          j. Have an RS-232/RS-422 Interface, available for future uses to be determined by the Government.

          k. Have an additional RS-232/RS-422 Interface conforming to the DoD Standard GPS User Equipment Interface of Radio Receivers, if applicable.

          l. The V2 must not desensitize the vehicle mounted SINCGARS Radio more than 4db (approximately), which is consistent with other communication equipment.

III.2.9	Control Station

The Control Station shall.

          a. Have integrated send/receive messaging capability per paragraph III.2.11.a.

          b. Have integrated GPS capability.

          c. Have a separate transit case(s) as specified in paragraph III.2.9.

          d. Contain the required battery.

          e. Be furnished with a portable color ink jet printer, capable of at least 600 x 600 dots per inch resolution, at least 4 pages per minute print speed, have an industry standard USB cable.

          f. Weigh 74 pounds or less when stored in its transit case.

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          g. Be a portable system capable of being set up in a fixed environment. This requires that the Control Station be operable within 15 minutes of set up. Antenna cables for the Control Station shall be at least 100 feet in length.

          h. Be a laptop computer running in a windows operating system and shall be capable of minimally storing sufficient map backgrounds for a 300 mile square area of operations.

          i. Have the capability of using standard CD ROMS issued by NGA containing military map backgrounds.

          j. Be capable of loading map backgrounds to a mobile unit via a computer to computer connection if the V2 cannot self-load the data.

          k. Provide computer imaging which simultaneously displays full color digital maps, as described in paragraph III.2.11.g, with computer generated icons which represent the geographic positions of operator selected MTS users. Users with Control Stations shall be able to view their own and subordinate users.

          l. Mapping product shall be expandable to have active layers in order to provide pull down map data, such as bridge and road classifications, vehicle and cargo locations and unclassified situational awareness overlays.

          m. Minimum Control Station hardware requirements for any computers purchased as a “replacement” for the current, already-accepted Control Station computer:

•	Pentium 1 GHZ class processor

•	10x DVD drive

•	1GB RAM

•	60.0 GB Hard drive

•	Active Matrix display

•	2 USB 2.0 ports

•	One (1) type II PCMCIA slot

•	RS-232 port, available for future uses to be determined by the Government.

          n. The Control Station software application shall also be capable of executing as another active application on another Government provided computer which is running in a Windows operating system environment.

          o. Have an additional RS-232/RS-422 Interface conforming to the DoD Standard GPS User Equipment Interface of Radio Receivers, if applicable.

III.2.10	GPS

MTS shall use GPS Joint Program Office (JPO) approved military GPS, provided to the contractor as GFP.

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III.2.11	System Operational Requirements

These requirements are applicable to the entire system and all three configurations (V1, V2 and Control Station).

          a. The system shall provide near-real time two-way data/messaging communications between MTS equipped users (those with V1s, V2s, and Control Stations) at any distance on a world-wide basis (grandfathered to current specified regions). The contractor shall provide world-wide messaging capability and availability World-wide is defined at Paragraph II.1.8.

          b. The MTS will utilize standard digital mapping data and the map media provided by NGA in ARC Digitized Raster Graphics (ADRG), Compressed ADRG (CADRG) or Controlled Image Base (CIB) format.

          c. The MTS shall provide the following transfer time for each message. Message transfer time measurement shall start from the time the operator initiates message transmission and ends when the message is received by a recipients unit (CS, V1, V2).

100 Byte Messages

Delivery Percentile	Delivery Time will be less than n (seconds)

Position Reports

Delivery Percentile	Delivery Time will be less than n (seconds)

          d. The system shall be capable of operating (tracking locations of users and communicating) at any location world-wide and shall provide the capability for delivery of messages to multiple recipients with a single transmission from the sender.

          e. The MTS system components, the V1, V2 and Control Stations, shall be capable of operating without the use of direct telephone (land line or cellular) connections or LAN/WAN/INTERNET direct connectivity. The Control Station configuration, only, shall be capable of operating via telephone (landline or cellular) as an alternate means of communication.

          f. Upon issuance, the system shall be operable immediately, world-wide without changing any equipment, reconfiguring of equipment, or installation of new equipment. The configuration of internal addresses in any software table is permitted, so long as not to exceed ten (10) minutes.

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          g. Updating a user identification contained in the MTS shall require a minimum of operator input and be completed in less than two (2) minutes.

          h. MTS message and position transmission and reception will use a system designed to lower interception, detection, exploitation and jamming of message traffic.

          i. Provide both user definable, fixed format and user generated data (‘free-text’) communications between MTS equipped users.

          j. Provide scheduled and on demand transmission of geographic positioning data.

          k. The system shall be capable of displaying last known and current location of selected MTS users along with the time/date of the last location report.

          l. Permit installation and operation while wearing cold weather clothing and Mission Oriented Protective Posture (MOPP) gear.

          m. Permit installation while wearing Night Vision devices.

          n. The system will not emit any noise that is higher than 70dB(A) at the operators positions.

          o. All MTS displays shall have automatic or operator adjustable brightness and contrast controls.

          p. All MTS components recommended as replacement items for currently-approved components shall be capable of surviving storage temperatures ranging from -49 (-60 optimally) to 160 degrees Fahrenheit. All MTS components that are exposed to the elements (e.g., antennas, cables/connectors, etc.) must be able to operate in temperatures ranging from -25 to 140 degrees Fahrenheit. MTS components that are operated from a heated/cooled environment (cab of vehicle, operation center, etc.) must be capable of operating within the temperature range of -25 to 140 degrees Fahrenheit and the associated humidity ranges.

          q. The Control Station shall have the capability to poll mobile units for data at anytime.

          r. MTS is an unclassified system. The MTS shall employ a commercial INFOSEC capability to ensure against enemy exploitation of vehicle location and logistics information through unauthorized access to message content. The MTS shall employ INFOSEC measures that require the MTS operator to identify himself to the MTS network. This identification procedure shall be periodically updated. The system shall notify the primary controlling station of failed operator identification attempts. The Control Station shall have the capability to prevent the operator in question from transmitting and receiving any messages.

          s. The use of built-in- test/built-in-test-equipment, if feasible, will reduce the maintenance burden.

          t. System must fit into existing and future operational architectures without creating new military occupational specialties (MOS) or creating a burden on current MOS.

          u. The Contractor shall certify with the submission of the proposal, that V1 (upon development) and V2 Mobile Units are safe to use as close as eleven (11) feet from unshielded munitions that contain 10 mA no-fire current, electro-explosive devices (EEDs) and one (1) foot from shielded munitions. This certification shall be required for each type of RF component provided on the Contract, throughout the life of the Contract. A determination of the required safe separation distance can be made by referring to the graph entitled “Safe Separation Distance

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Between an RF Source and Unshielded Munitions Containing 10 mA No-fire Current Electro-Explosive Devices (EEDs)” in Exhibit-A. This graph relates safe separation distances to irradiated output power as a function of operating frequency. Although many ordnance items have no EEDs, and other items have EEDs that are less sensitive to RF energy, this requirement represents a worst-case scenario that ensures safe operation around what frequently is unknown ordnance (unknown to transporters and others). Transmitters, RF Relays and any other emitter shall be furnished with a warning label that clearly indicates the safe separation distance that must be maintained between ordnance and the irradiating source.

          v. The MTS shall provide positive acknowledgement to the message sender/user.

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EXHIBIT-A

SAFE SEPARATION DISTANCE BETWEEN A RF SOURCE AND UNSHIELDED MUNITIONS CONTAINING 10 mA NO-FIRE CURRENT ELECTRO-EXPLOSIVE DEVICES (EEDs)

NOTE: The lines in the above graph are only a visual representation and may not be accurate. Actual values for plotting all Slopes and Horizontals shall be calculated using the equations provided in the chart.

III.2.12	Transit Cases

          a. Ruggedized, reusable, rigid transit cases shall be provided for the V1, V2, and the Control Station for use in storing and transporting the configurations by surface or air. Each MTS configuration, V1, V2 and the Control Station shall have a separate transit case. The transit cases shall be of sufficient size to accommodate all components/items each of the configurations, an extra battery, and related documentation.

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          b. Environmental and Weight Requirements. Transit cases shall protect the components from damage resulting from dropping during cargo loading and unloading; when transported as loose cargo over unpaved secondary roads; and from water vapor, humidity, salt, and fog. The transit cases shall be capable of withstanding temperatures ranging from –54 to 74 degrees C or –65 to 165 degrees F and relative humidity ranging from 0 to 100% over the temperature extremes. The weight of equipment placed in the transit case shall be uniformly distributed within the case in relation to the handles. The weight limit per pair of handles of a case loaded with its equipment shall not exceed 37 lbs. The weight for a loaded case with a single handle shall not exceed 18 lbs.

          c. Contents. Transit cases shall contain inserts to protect the contents from damage during transit and storage. Inserts shall be split so as to be an integral part of the top and bottom pieces of the transit case. Cushioning material used for the inserts shall be permanent, reusable, and have a non-flaking surface.

          d. Inventory List. Each transit case shall have a durable and permanent inventory list of all items in the case. Graphic packing instructions shall be affixed to the inside top cover and visible to the user.

          e. Handles Location. The transit case handles shall be installed sufficiently above the center of gravity of the equipment to ensure carrying stability and preclude uncontrolled swinging or tilting of the case when lifted. Additionally, the handles shall be positioned to allow the lifters to easily carry the transit cases through doorways. When not in use, handles shall return to a closed position by a spring-loaded mechanism or simple restraining mechanism. Clasps shall be easily accessible and operable by personnel utilizing Mission Oriented Protective Posture gear or wearing low-temperature, protective gloves.

          f. Labeling. Labels shall be placed horizontally (to the front of the case) and externally on the top of each transit case in a consistent manner to identify:

                    (1) gross or loaded weight,

                    (2) volume in cubic feet and cubic centimeters, and

                    (3) external linear dimensions in inches and centimeters.

All transit cases with a total loaded case weight between 35 and 70 pounds shall be clearly marked as “TWO-PERSON LIFT” and all cases with a total loaded weight exceeding 70 pounds shall be clearly marked as “FOUR-PERSON LIFT”.

          g. Attributes. The transit cases shall contain an automatic, pressure-vacuum relief valve that shall accommodate transportation by air. The cases shall allow stacking of up to four like cases, that are loaded, on one another with no skidding.

          h. Color. Transit cases shall be olive drab green in color.

III.2.13	Pre-Planned Product Improvements (P3I) Expandability

          a. As a future growth capability, MTS will be capable of interfacing with several types of systems,

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END OF APPENDIX III TO STATEMENT OF WORK

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